ACXIOM CORPORATION
601 E. Third Street
Little Rock, Arkansas  72201
501.252.1000
www.acxiom.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 2, 2010

Please join us for the 2010 Annual Meeting of Stockholders of Acxiom Corporation (the “Company”).  The meeting will be held on August 2, 2010, at 11:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas for the following purposes:

1.	To elect as directors the three nominees named in the attached proxy statement for a three-year term expiring in 2013;

2.	To approve the 2010 Executive Cash Incentive Plan of Acxiom Corporation, a copy of which is attached to the accompanying proxy statement as Appendix A;

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011; and

4.	To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

               Only holders of the Company’s common stock of record at the close of business on June 7, 2010 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.  Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying proxy statement.

As we did last year, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet.  As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our stockholders.  The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials.  This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

By Order of the Board of Directors

                                                                                                /s/ Catherine L. Hughes

Catherine L. Hughes
Corporate Governance Officer & Secretary
Little Rock, Arkansas
June 22, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY.  PRIOR TO THE MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 2, 2010:  The Company's Proxy Statement and Annual Report on Form 10-K for fiscal year 2010 are available electronically at http://www.edocumentview.com/ACX.

ACXIOM CORPORATION
601 E. Third Street
Little Rock, Arkansas  72201
501.252.1000
www.acxiom.com

Corporate website: www.acxiom.com

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation (the “Company” or “Acxiom”), to be used at its 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”) to be held on August 2, 2010 at 11:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas, and at any postponement or adjournment thereof.  The proxy statement is being furnished to stockholders beginning on June 22, 2010.   As a stockholder, you are invited to attend the meeting and are entitled and requested to vote on the proposals described in this proxy statement.  Please read this proxy statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning your proxy card.

Shares represented by properly executed proxies will be voted at the meeting.  If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice.  If no choice is specified by a stockholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of Acxiom’s Board of Directors.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2010 ANNUAL MEETING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Under rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, on or about June 22, 2010, the Company is sending a notice of Internet availability of proxy materials to the Company’s stockholders of record and beneficial owners, except for stockholder who have requested otherwise.  All stockholders will have the ability to access the proxy materials on the website referred to in the notice.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice.  In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce costs and to reduce the impact on the environment.

Q:           Who can vote?

A:
If you owned any shares of Acxiom common stock at the close of business on June 7, 2010 (the record date for the 2010 Annual Meeting) you are entitled to vote the number of shares you owned as of that date.  These shares include (1) shares held directly in your name as the stockholder of record, (2) shares held for you as the beneficial owner in street name through a stockbroker or bank, and (3) shares purchased through Acxiom’s Retirement Savings Plan and/or employee stock purchase plan.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Beneficial owners: Most Acxiom stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a voting instruction form will be forwarded to you by your broker, bank or other nominee.

Stockholders of record: If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the “stockholder of record” with respect to those shares, and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a proxy card has been sent directly to you by Acxiom.

Q:	How can I vote my shares?

A:	There are four ways to vote:

•
By Internet.  You can submit a proxy over the Internet to vote your shares at the 2010 Annual Meeting by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials by mail.

•
By telephone. If you requested and received a printed set of the proxy materials by mail, you can submit a proxy over the telephone to vote your shares at the 2010 Annual Meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•
By mail. If you requested and received a printed set of the proxy materials by mail, you can submit a proxy by mail to vote your shares at the 2010 Annual Meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials you received.

•
In person. If you are a stockholder of record, you may vote in person at the 2010 Annual Meeting. If you desire to vote in person at the 2010 Annual Meeting, please request a ballot when you arrive.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the 2010 Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Q:	How do I vote if I hold my shares as a participant in Acxiom’s 401(k) Retirement Savings Plan?

A:
If you hold shares as a participant in Acxiom’s 401(k) Retirement Savings Plan, you must submit your vote to the Plan’s trustee no later than 11:59 p.m. CDT on July 27, 2010 in order to allow sufficient time for your vote to be tabulated by the trustee.  Due to the tabulation requirements of the plan administrator, participants in Acxiom’s 401(k) Retirement Savings Plan may not vote their shares in person at the meeting.

Q:	Can I change my vote?

A:
Any stockholder executing a proxy retains the right to revoke it at any time prior to the final vote at the 2010 Annual Meeting.  You may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to Acxiom’s Corporate Secretary at Acxiom Corporation, 601 E. Third Street, Little Rock, Arkansas, 72201; (ii) submitting another vote over the Internet or telephone; or (iii) by attending the 2010 Annual Meeting and voting in person.  However, your attendance at the 2010 Annual Meeting will not automatically revoke your proxy unless you specifically so request.  A stockholder’s last vote is the vote that will be counted.

Q:           How many shares can I vote?

A:
You may vote all of the shares of Acxiom common stock you hold as of the record date, June 7, 2010.  Each share of common stock is entitled to one vote.  A list of our stockholders will be available for review at our principal offices, 601 E. Third Street, Little Rock, Arkansas 72201, for at least 10 days prior to the 2010 Annual Meeting.

Q:           Who will count the votes?

A:	A representative of Computershare Investor Services will count the votes and will serve as the inspector of the election.

Q:           What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form.  Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted.  Please sign each proxy card exactly as your name appears on the card.  For joint accounts, each owner should sign the proxy card.  When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:	What vote is required to pass an item of business?

A:
Holders representing a majority of the total number of the Company’s outstanding shares of common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the 2010 Annual Meeting is required to elect as directors the three nominees named in this proxy statement, to approve the 2010 Executive Cash Incentive Plan of Acxiom Corporation, and to ratify the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2011.

Q:	Who can help answer my questions?

A:	If you have any questions about the 2010 Annual Meeting or how to vote your shares, please contact:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York  10017
888-337-7699 (Toll Free)
212-616-2180 (International)

 OUTSTANDING STOCK AND VOTING RIGHTS

Generally.  On the record date, June 7, 2010, there were outstanding and entitled to vote 79,966,924 shares of the Company’s common stock.  The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2010 Annual Meeting.  If a quorum is established, each holder of common stock shall be entitled to one vote on the matters presented at the 2010 Annual Meeting for each share of common stock standing in his name.

Election of Directors.  Article III, Section 2(b) of the Company’s bylaws provides that in an uncontested election for directors each director will be elected by the vote of a majority of the votes cast at the meeting, either in person or by proxy.  A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.  In an election in which the number of nominees exceeds the number of directors to be elected (a contested election), the directors will be elected by the vote of a plurality of the votes cast at the meeting, either in person or by proxy.  In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected.  In this case, the Board of Directors has established procedures under which any nominee who fails to receive a majority of the votes cast will tender his or her resignation to the board.  The board will act upon a tendered resignation within ninety days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.  If the board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board may fill the resulting vacancy on the board.  To fill a vacancy on the board, the governance/nominating committee of the board will identify and recommend the new director candidate to the full board in accordance with its policies and procedures.  To be elected to the board, the new candidate must be approved by the affirmative vote of the remaining directors then in office.

Approval of Plan.  Approval of the 2010 Executive Cash Incentive Plan of Acxiom Corporation (“the Plan”) requires an affirmative vote of a majority of the votes cast at the meeting.  A majority of votes cast means that the number of shares cast “for” the approval of the Plan exceeds the number of votes cast “against” the approval of the Plan.  If the stockholders fail to approve the Plan, the Company will not qualify for certain tax deductions pursuant to Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”).

Ratification of KPMG.  Ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal 2011 requires an affirmative vote of a majority of the votes cast at the meeting.  A majority of votes cast means that the number of shares cast “for” the ratification of KPMG as the Company’s independent registered public accounting firm for fiscal 2011 exceeds the number of votes cast “against” such ratification.  If the stockholders fail to ratify this appointment, the audit committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to the stockholders.

Abstentions and Broker Non-Votes.  A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the existence of a quorum.  Abstentions will have no impact on the proposals contained in this proxy statement because they are not considered votes cast for voting purposes. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  In those instances, if a beneficial owner does not give the broker or nominee specific voting instructions, the owner’s shares may not be voted on those matters and a broker non-vote will occur.   The election of directors (Proposal 1) is considered a non-routine matter under applicable rules and, therefore, a broker or other nominee may not vote without instructions from the beneficial owner.  Consequently, there may be broker non-votes with respect to this proposal.  However, broker non-votes will have no impact on the proposals because they are not considered votes cast for voting purposes.  On the other hand, the approval of the Plan (Proposal 2) and the ratification of KPMG (Proposal 3) are considered routine matters, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to these proposals.

ELECTION OF DIRECTORS
 (Proposal No. 1 of the Proxy Card)

The number of directors that serve on the Acxiom Board of Directors is currently set at twelve and may be fixed from time to time by the Board of Directors in the manner provided in the Company’s bylaws.  Our Certificate of Incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of five directors expire at the 2010 Annual Meeting.  The Board, upon the recommendation of the governance/nominating committee, has nominated Jerry D. Gramaglia, Clark M. Kokich and Kevin M. Twomey to stand for re-election as directors at the 2010 Annual Meeting.  Mary L. Good and Stephen M. Patterson, whose terms also expire at the 2010 Annual Meeting, have given notice to the Board of Directors that they do not intend to stand for re-election at the 2010 Annual Meeting.

Unless otherwise directed, the individuals named in the accompanying form of proxy will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2013 Annual Meeting or until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.  The Board of Directors expects that all of the nominees will be available for election but, in the event that any of the nominees are not available, proxies received will be voted for substitute nominees to be designated by the board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for re-election at the 2010 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the meeting.  As previously reported, Thomas F. (Mack) McLarty, III, whose term expires at the 2011 Annual Stockholders Meeting, has informed the Company that he intends to resign from the board effective as of August 2, 2010, and therefore he will not continue to serve as a director of the Company after the 2010 Annual Meeting.  The following descriptions also outline the specific experience, qualifications, attributes and skills that qualify each person to serve on the Company’s Board of Directors.

Nominees for Director with Terms Expiring in 2013

Jerry D. Gramaglia

Mr. Gramaglia, age 54, has been a director of Acxiom since 2009 and serves on the compensation committee of the board.  He is currently a private investor/advisor to consumer-oriented technology start-ups and recently served as partner for Arrowpath Venture Partners, a SiliconValley-based venture capital firm.  Prior to that he was chief marketing officer and then president and chief operating officer for E*TRADE Group Inc. (NASDAQ: ETFC), a leading provider of electronic financial services.  Mr. Gramaglia began his career at Procter and Gamble and later held senior marketing and general management positions for Nestle, PepsiCo, Imasco and Sprint.  He currently serves on the boards of Coldwater Creek (NASDAQ: CWTR), a national retailer of women’s apparel, and WageWorks, a privately held leading provider of tax-advantaged employee benefits. Mr. Gramaglia is Co-Chairman of the Stanford Stroke Center advisory board. He holds a bachelor’s degree in economics from Denison University.

Mr. Gramaglia’s experience as president, chief operating officer and chief marketing officer of a public company, his service on the board of another public company, and his marketing, financial, technology and management expertise qualify him to serve on our board. Through his experience, Mr. Gramaglia brings an extensive, multi-disciplined perspective to the board. As an advisor to early-stage companies, Mr. Gamaglia’s knowledge of cutting-edge technological developments is particularly valuable as new and emerging technologies are important factors that contribute to the success of the Company.

Clark M. Kokich

Mr. Kokich, age 58, has been a director of Acxiom since 2009 and serves on the audit/finance committee of the board.  He is the chairman of Razorfish, a leading Seattle-based global consultancy in digital marketing and technology.  Razorfish became a wholly owned subsidiary of Publicis in October 2009.  Mr. Kokich has been with Razorfish for over ten years, serving in a number of key positions, including chief executive officer.  Prior to joining Razorfish, he was CEO of Calla Bay, Inc., and prior to that was director of sales and marketing for a division of McCaw Cellular Communications. In his early career he spent twelve years in traditional advertising, including the position of executive vice president / managing director for Cole & Weber, a division of Ogilvy & Mather.  He serves on the board of trustees for Childhaven, a Seattle children’s charity.  Mr. Kokich holds a bachelor’s degree in finance from the University of Oregon.

Mr. Kokich’s qualifications to serve on our board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience.  This combination of experience in both management and marketing allow him to understand the Company’s challenges in a global marketplace.  Based on his service as a chief executive officer and his financial sophistication, Mr. Kokich is also deemed to be an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”).

Kevin M. Twomey

Mr. Twomey, age 63, has been a director of Acxiom since 2007 and serves as chair of the audit/finance committee and as a member of the compensation committee and the executive committee of the board.  He was president and chief operating officer of The St. Joe Company from 1999 until his retirement in 2006.   He is currently a director and chairman of the audit, finance and risk committee of PartnerRe (NYSE:  PRE), an international reinsurance company, and also serves as a member of PartnerRe’s compensation and executive committees.  He is a director of Prime Property Fund LLC, a privately held company organized as a REIT and managed on behalf of investors by Morgan Stanley.  He previously served as a director of Doral Financial Corporation (NYSE: DRL) from 2007 – 2009, of Novelis from 2006 – 2007, and of Intergraph Corporation from 2004 – 2006 (Intergraph, previously a public company, became privately held in 2006).  Prior to joining The St. Joe Company, Mr. Twomey was vice chairman of the board of directors and chief financial officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America.  Prior to joining Ahmanson in 1993, he was chief financial officer at First Gibraltar Bank, a company owned by MacAndrews & Forbes Holdings.  Mr. Twomey serves on the board of trustees of the University of North Florida and of the University of North Florida Funding Corporation, and he is the chairman of the board of trustees of the United Way of Northeast Florida.  He holds master’s degrees from Duke University (business administration) and The George Washington University (administration / systems management) and a bachelor’s degree in history from the University of Virginia.

Mr. Twomey’s years of executive experience as a president, chief financial officer and chief operating officer of a public company and his past and current service on the boards of both public and private companies qualify him to serve on our board.  His extensive management experience provides him the insight necessary to address the challenges, opportunities and operations of the Company’s complex business operations.  In addition, his business and banking background, together with his extensive financial expertise, particularly qualify him to chair the audit/finance committee, and he is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Directors Whose Terms Expire in 2011

William T. Dillard II

Mr. Dillard, age 65, has been a director of Acxiom since 1988 and serves on the compensation committee of the board.   He has served as a member of the Dillard’s, Inc. (NYSE: DDS) board of directors since 1968 and currently serves as the chairman of the board and chief executive officer of Dillard’s, Inc., a chain of traditional department stores based in Little Rock, Arkansas, with approximately 309 retail outlets in 29 states.  In addition to Dillard’s, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. (NYSE: BKS), and serves on the J.P. Morgan Chase & Co. national advisory and Texas Regional advisory boards.  He served as the Company's lead independent director from 2006 - 2007.  He holds a master’s degree in business administration from Harvard University and a bachelor’s degree in the same field from the University of Arkansas.

Mr. Dillard’s qualifications to serve on our board include his experience as the chairman and CEO of a public company, his financial acumen, and his service on the boards of other public companies.  Mr. Dillard’s understanding of corporate planning, risk management, executive compensation, and capital markets are in invaluable asset to our board.

R. Halsey Wise

Mr. Wise, age 45, has been a director of Acxiom since 2006 and serves as chair of the compensation committee of the board.   He is chairman, chief executive officer and president of Intergraph Corporation, a leading global provider of spatial information management software.  He has served since 2003 as a member of the Intergraph board of directors and in 2006 became a director of Intergraph Holding Company, Intergraph’s parent company.  Prior to joining Intergraph, he served as chief executive officer, North America of Solution 6 Holdings, Ltd., one of Australia’s largest software companies and a global leader in the professional services automation (PSA) software market.  Prior to that, Mr. Wise was president and chief operating officer of Computer Management Sciences, Inc., a publicly traded information technology software and services company that was later acquired by Computer Associates International (NYSE: CA).  At Computer Associates, he was general manager, North America for Global Professional Services.  Prior to that, Mr. Wise was an investment banker specializing in software and technology services with The Robinson-Humphrey Company.  Mr. Wise holds a master’s degree in finance and marketing from the J. L. Kellogg Graduate School of Management at Northwestern University and a bachelor’s degree in history from the University of Virginia.

Mr. Wise’s experience as the chairman and CEO of a high-tech company, his experience as a director and officer of public companies, his financial acumen and his marketing background qualify him to serve on our board.  His position as a sitting chief executive officer provides him with the necessary skills and knowledge to expertly administer the duties of chair of the Acxiom compensation committee.

Directors Whose Terms Expire in 2012

Michael J. Durham

Mr. Durham, age 59, has been a director of Acxiom since 2006 and serves as the non-executive chairman of the Acxiom board and as a member of the governance/ nominating committee and the executive committee.  He is president and chief executive officer of Cognizant Associates, Inc., a consulting firm based in Dallas, Texas, which he founded in 2000.  During the 20 years prior to forming Cognizant Associates, Mr. Durham served at various times as president and chief executive officer of Sabre, Inc., then an NYSE-listed company providing information technology services to the travel industry; as senior vice president and treasurer of AMR Corporation, Sabre’s parent company; and as senior vice president of finance and chief financial officer of American Airlines.  He also held various other positions within the finance area at AMR.  Mr. Durham currently serves as the non-executive chairman of the board of Asbury Automotive Group, Inc. (NYSE: ABG) and as a director and audit committee member of Hertz Global Holdings, Inc. (NYSE: HTZ).  In the past five years, Mr. Durham has served on the boards of the following public companies:  AGL Resources (NYSE: AGL); NWA, Inc. (NYSE: NWA) (the parent company of Northwest Airlines); and Bombardier, Inc., a Canadian corporation listed in Canada.  He is also a director and audit committee member of Travel Ad Network and a director and chairman of the audit committees of Culligan International and SCI Solutions, all privately held companies.  Mr. Durham serves on the board of visitors of the University Medical Center in Dallas.  He holds a master’s degree in business administration from Cornell University and a bachelor’s degree in economics from the University of Rochester.

Mr. Durham’s extensive business experience, including his service as chief executive officer and chief financial officer of large multinational public companies, qualify him to serve on our board.  His experience as a director, and frequently a member of the audit committee, on a number of different public and private company boards, also gives him a valuable perspective to bring to our board.  Such executive and board experience provide him with key skills in working with directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management. These attributes, coupled with his public company board experience, qualify him to serve as our non-executive chairman.

Ann Die Hasselmo, Ph.D.

Dr. Hasselmo, age 65, has been a director of Acxiom since 1993 and serves as chair of the governance/nominating committee and as a member of the audit/finance committee of the board.  She is president of the American Academic Leadership Institute – AALI (formerly Academic Search Consultation Service and the parent company of Academic Search, Inc.) in Washington, D.C.  The mission of AALI is to advance leadership in higher education and to provide programs, initiatives, and grants that (a) foster leadership identification and development and (b) promote the success of college and university presidents, boards of trustees, and the institutions they serve.  Prior to assuming her current position with AALI/Academic Search, Dr. Hasselmo was vice president and partner in A.T. Kearney, Inc.’s higher education practice.  From 1992 - 2001, she served as president of Hendrix College in Conway, Arkansas.  She served as a member of the board of visitors of Air University of the U.S. Air Force and as a member of the board of directors of the National Merit Scholarship Corporation.  She is past chair of the board of directors for Educational and Institutional Insurance Administrators, the National Association of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III President’s Council, and the American Council on Education’s Council of Fellows.  Her memberships have included the American Council on Education board, the Arkansas Repertory Theatre board and the NCAA Executive Committee.  She formerly served as dean of H. Sophie Newcomb College and associate provost at Tulane University.  Dr. Hasselmo holds a Ph.D. in counseling psychology from Texas A&M University, a master’s degree from the University of Houston and graduated summa cum laude from Lamar University.

Dr. Hasselmo’s background with executive search, higher education leadership, consultation, and as a licensed psychologist with organizational behavior training offers a unique set of skills to the board, particularly her current professional consultation to higher education regents and trustees in the areas of board recruitment, director orientation and education, board evaluation, board structure and governance, and succession planning.  The extensive management and administrative experience obtained during her tenure as a college president and her governance background well qualify Dr. Hasselmo to serve as chair of the board’s governance/nominating committee.

William J. Henderson

Mr. Henderson, age 63, has been a director of Acxiom since 2001 and serves on the compensation committee and the governance / nominating committee of the board.  He is currently the principal at Hold The Eye Images.  Mr. Henderson also serves as a director of comScore Networks (NASDAQ: SCOR).  In the past five years, he has served as chief executive officer of Bestline Research and as chief operations officer of Netflix Inc. (NASDAQ: NFLX), as well as working as a consultant.  From 1998 until his retirement from the United States Postal Service (USPS) in 2001, Mr. Henderson was the 71st postmaster general and the fifth career employee to lead the world’s largest postal system. From 1994 until his appointment as postmaster general and chief executive officer of the USPS, he served as its chief operating officer. From 1992 to 1994, he served the USPS as vice president of employee relations, then became chief marketing officer and senior vice president. In addition to his service in Washington, D.C., he has served in postal management positions in Chicago, IL; Greensboro, NC; Memphis, TN; and Stockton, CA, among other locations. In 1997, Mr. Henderson received the USPS’ John Wanamaker Award, and in 1998 he received American University’s Roger W. Jones Award for Executive Leadership. In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation’s professional mailing industry. He also serves on the advisory boards of the Committee for Economic Development and Nature’s Best magazine. He is a partner of Signature Systems and a fellow with the National Academy of Public Administration.  Mr. Henderson holds a bachelor of science degree in industrial relations from the University of North Carolina at Chapel Hill and served in the U.S. Army.

Mr. Henderson’s knowledge of the direct marketing industry and his experience as postmaster general, and more recently as an officer and advisor to high-tech companies, qualify him to serve on our board.  Likewise, his service on the board of another high-tech public company in the marketing arena allows him to provide additional value to the Acxiom board.

John A. Meyer

Mr. Meyer, age 53, has been a director of Acxiom since 2008, serves on the executive committee of the board, and is the Company’s Chief Executive Officer and President.  He joined the Company in February 2008.  From 2003 - 2008 he was employed by Alcatel-Lucent, a global communications network firm, as president of the Alcatel-Lucent Services Group, in which position he was responsible for more than $6 billion in annual revenue and the management of more than 20,000 people. The group he led designed, implemented and managed some of the most sophisticated communications networks in the world.  Prior to joining Lucent, Mr. Meyer was employed for nearly 20 years at Electronic Data Systems Corporation (EDS), where he held a number of positions including head of the Northeast business in the United States and president of the Europe, Middle East and Africa region. He served in the U.S. Air Force from 1979 to 1983 as a flight commander, achieving the rank of captain.  Mr. Meyer serves as chairman of the advisory board of the College of Information Sciences and Technology at Pennsylvania State University and serves on the governing board of the Direct Marketing Association.   He is also a member of the board of directors of the Arkansas Arts Center and the Arkansas Symphony Orchestra.  He holds an MBA with honors in quantitative methods from the University of Missouri and a bachelor’s degree in management from Pennsylvania State University.

The Board of Directors believes it is important that Acxiom’s chief executive officer serve on the board because the position of CEO puts Mr. Meyer in a unique position to understand the challenges and issues facing the Company.  As the executive who provides overall direction for the Company, Mr. Meyer offers a valuable, first-hand perspective of the Company’s day-to-day operations to the remainder of the Board of Directors.  The board also believes that the same experience, attributes and skills that qualify Mr. Meyer to serve as the Company’s CEO equally qualify him to serve on the board.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Gramaglia, Kokich and Twomey as directors at the 2010 Annual Meeting.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Acxiom is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance principles, committee charters, codes of conduct and stock ownership guidelines are available on the Company’s website at www.acxiom.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at Acxiom Corporation, 601 E. Third Street, Little Rock, Arkansas, 72201.  Acxiom’s management and the Board of Directors closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Board and Committee Matters

Mr. Durham is the non-executive chairman of the board.  All of the Company’s directors, including Mr. Durham, have been determined by the board to be independent except for Mr. Meyer, the Company’s chief executive officer and president.  In making these determinations, the board reviewed the directors’ relationships, if any, with Acxiom, and determined that there are no relationships which would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.  The relationships considered by the board in assessing each director’s independence included:

•
From time to time, including in the past fiscal year, the Company provides funds for research grants and charitable contributions to the University of Arkansas at Little Rock, at which institution Dr. Good serves as Dean of the College of Engineering and Information Technology.

•
One of the Company’s subsidiaries has a contractual agreement with Dillard’s, Inc., of which Mr. Dillard is the Chairman and CEO, pursuant to which the subsidiary provides background screening services to Dillard’s in connection with their hiring of new employees in exchange for fees at Acxiom’s standard rates.  The charges for the services provided Dillard’s, Inc. in the past fiscal year were at Acxiom’s standard rates and have been deemed by the board to be immaterial.

Neither of these relationships were required to be disclosed in this proxy statement as a “related-party transaction” under the rules and regulations of the SEC.  Additionally, the board has affirmatively determined that there are no other factors involving any of the independent directors which would interfere with their ability to exercise independent judgment in carrying out their responsibilities as directors.

Our corporate governance principles give the Board of Directors the discretion to either separate or combine the positions of chief executive officer and chairman.  Since 2007, these positions have been held by separate individuals. The Board of Directors believes that separating the positions improves the ability of the board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman.  Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for a separate director to discharge the role of lead director.  Separation of such roles also enhances our corporate governance profile.

    Quarterly meetings of the board are held to review the Company’s financial performance, strategy, enterprise risks, and significant developments and to act on matters requiring board approval.  If issues arise which require the full board’s attention between regularly scheduled meetings, special meetings are called or action is taken by written consent.  Time is allotted at the end of each board and committee meeting for the independent directors to meet in executive session outside the presence of management.  During the last fiscal year, the Board of Directors met eight times.  All of the directors attended 75% or more of the meetings of the board and of the committees on which they served during the past fiscal year except for Mr. McLarty.  Directors are expected to attend all board and stockholder meetings whenever possible.  At the 2009 Annual Meeting of Stockholders, eight of the then current nine directors were in attendance.

           The board currently has four standing committees to assist it in the discharge of its responsibilities.  Until August 2009, the board had five standing committees, when two of those committees, the audit committee and the finance committee, were combined to form the current audit/finance committee.  From the beginning of the last fiscal year through August 2009, the audit committee met four times and the finance committee met two times. After the two committees were combined, the audit/finance committee met five times.  The governance/nominating committee met seven times.  The compensation committee met ten times and also took action pursuant to unanimous written consent in lieu of a meeting two times.  There were no meetings of the executive committee.  A copy of each committee’s charter is posted on the Company’s website at www.acxiom.com and a description and list of the current members of each committee is set forth below.

Audit/Finance Committee.  The members of the audit/finance committee currently are Mr. Twomey (Chair), Dr. Hasselmo, Mr. Kokich and Mr. Patterson, each of whom is deemed independent under the NASDAQ listing standards and the SEC rules.  However, as noted above, Mr. Patterson has given notice to the board that he does not intend to stand for re-election and, therefore, will no longer be a member of the audit/finance committee after the 2010 Annual Meeting.

The audit/finance committee assists the board in overseeing Acxiom’s financial statements and financial reporting process; risk management; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance and ethics programs as established by management and the board.  In addition, the committee monitors all major financial matters pertaining to the Company, assists the board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure.  It recommends and prioritizes capital and financial commitments, monitors related performance measurements and reviews annual operating and capital budgets.  The committee also reviews large capital and unbudgeted expenditures.  Proposed acquisitions and divestitures are reviewed by the committee, and it makes recommendations regarding the Company’s hedging, dividend and tax policies.  The board has determined that Mr. Twomey, Mr. Kokich and Mr. Patterson qualify as “audit committee financial experts” as defined in the SEC rules.

Compensation Committee.  The members of the compensation committee currently are Mr. Wise (Chair), Mr. Dillard,  Dr. Good, Mr. Gramaglia, Mr. Henderson and Mr. Twomey, each of whom is deemed independent under the NASDAQ listing standards.  However, as noted above, Dr. Good has given notice to the Board that she does not intend to stand for re-election and, therefore, will no longer be a member of the compensation committee after the 2010 Annual Meeting.

The compensation committee assists the board in fulfilling its oversight responsibility related to compensation programs, plans and awards for Acxiom’s executive officers, and it administers the Company’s equity-based compensation plans.  The committee annually reviews and makes recommendations to the full board regarding the annual goals and objectives for the CEO and makes a recommendation to the full board regarding his compensation (except for that portion of the CEO’s compensation intended to qualify under Section 162(m), which is determined by the committee after consultation with the full board).  The committee annually sets the compensation of the Company’s executive officers, and it reviews all of the Company’s compensation plans periodically and considers any risks associated with the plans and whether they are philosophically aligned with the executive officers’ compensation programs.

Governance/Nominating Committee.  The members of the governance/nominating committee currently are Dr. Hasselmo (Chair), Mr. Durham and Mr. Henderson, each of whom is deemed independent under the NASDAQ listing standards.

This committee is responsible for reviewing and making recommendations to the board with regard to the following:  corporate governance principles, management succession plan, structure of board committees, compensation of directors, self-evaluation process for the board, ethics compliance programs, director orientation, and director education programs.  In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a “related-party” transaction under SEC rules and regulations.  The committee’s charter specifies that no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.

The governance/nominating committee is also responsible for screening and recommending qualified candidates to the board for membership, and for annually recommending to the board the nominees for director to be submitted for election at each annual meeting of the Company’s stockholders.  All nominations or appointments to the board are approved by the full Board of Directors. Directors who are up for re-election recuse themselves from any discussion or votes regarding their own nominations at both the committee and the board level.

The governance/nominating committee identifies potential board candidates through various methods, including recommendations from directors, management and stockholders. The committee has the authority to retain search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms.  The committee periodically reviews with the chairman of the board and the chief executive officer the appropriate skills and characteristics required of board members.  In reviewing potential candidates, the governance/nominating committee considers applicable board and committee independence requirements imposed by the various committee charters, the NASDAQ listing standards, and applicable law. The committee also considers, on a case-by-case basis, the number of other boards and board committees on which a director candidate serves.

The governance/nominating committee and the board seek directors who possess the highest personal and professional integrity, ethics and values, who are committed to representing the long-term interests of the stockholders and have an objective perspective and mature judgment.  Among the various criteria for selection as a board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to board duties and a commitment to serve on the board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principle operations.  The governance/nominating committee and board seek candidates who demonstrate a willingness to evaluate management performance objectively and who have no activities or interests that could conflict with their responsibilities to Acxiom.

The governance/nominating committee is responsible for assessing the appropriate balance of skills and characteristics required of board members.  Nominees for director must meet the qualifications set forth in our corporate governance principles and the governance/nominating committee charter, pursuant to which the board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a board representing diverse experience at policy-making levels in business, government, education and technology.  While the governance/nominating committee continually seeks to identify potential candidates who would further enhance the diversity of the board, it does not have a formal policy with respect to diversity.  Nominees must also comply with the Board of Directors’ code of business conduct and ethics, a copy of which is posted in the corporate governance section of our website at www.acxiom.com.

In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by stockholders will be evaluated by the governance/nominating committee in the same manner as nominees proposed by other sources.  To be considered by the governance/nominating committee, a stockholder nominee must be submitted to the corporate secretary at the address and within the timeframe specified under the section of this proxy statement entitled “Stockholder Proposals.”  It is the policy of the board that representatives of institutional investors may be considered for board membership so long as the institution (a) does not own or control significant holdings (i.e., more than five percent of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.

Executive Committee.  The members of the executive committee currently are Mr. Meyer (Chair), Mr. Durham and Mr. Twomey.  The executive committee implements the policy decisions of the full board and handles routine matters which arise during the interim periods between board meetings consistent with the authority which has been delegated to the committee by the board.

Other Committees.  In addition to the standing committees described above, the board may establish special, single-purpose committees to deal with a particular event or process.

Responsibility for Risk Management

Management has the primary responsibility for identifying and managing the risks facing Acxiom, subject to the oversight of the Board of Directors.  The committees of the board assist in discharging the board’s risk oversight role by performing the subject matter responsibilities outlined above in the description of each committee. The Board of Directors retains full oversight responsibility for all subject matters not assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends including the impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board of Directors, through the audit/finance committee, supplements its ability to discharge its risk oversight role by receiving quarterly reports on the results of risk assessments that are prepared by the Company’s director of risk management and internal audit team.  These reports are used to assist the audit/finance committee analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan.  The Company’s director of risk management and internal audit team prepare the risk assessment by conducting risk assessment interviews and surveys with members of management across the Company and with the audit/finance committee members to identify individual process and enterprise risks.

Stockholder Communication with Directors

Stockholders may contact an individual director, the chairman of the board, the board as a group, or a specified board committee or group of directors, as follows:

Mail:                       Acxiom Board of Directors
P.O. Box 250266
Little Rock, AR 72225-0266

E-mail:                    Directors@acxiom.com

Telephone:            866-513-0188 or 501-342-8888

Each communication should specify the applicable addressees to be contacted as well as the general topic of the communication. Communications relating to Acxiom's accounting, internal accounting controls, or auditing matters will be referred to members of the audit/finance committee.  Incoming messages are monitored by an independent third party who receives and processes the communications before forwarding them to the addressee.  Depending on the subject matter, communications may be referred to departments within Acxiom.  Communications that are primarily commercial in nature, as well as marketing solicitations, will generally not be forwarded to the directors.

APPROVAL OF 2010 EXECUTIVE CASH INCENTIVE PLAN
OF ACXIOM CORPORATION
(Proposal No. 2 of the Proxy Card)

We are seeking stockholder approval of the 2010 Executive Cash Incentive Plan of Acxiom Corporation (the “Plan”) to allow for the payment of performance-based compensation to certain executive officers of the Company exempt from the deduction limitation contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan, if approved by the stockholders, will replace the Acxiom Cash Incentive Plan with respect to participating employees.

A copy of the Plan, as approved by our Board of Directors on May 18, 2010, is attached to this Proxy Statement as Appendix A. The following summary of the Plan does not purport to be complete and is qualified by reference to the Plan itself.

Administration

The Plan is administered by our compensation committee, or such other committee as may be designated by the Board of Directors. The compensation committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Any decision of the compensation committee are final, conclusive and binding.

Eligibility and Participation

The Plan authorizes the compensation committee to select the employees to be granted awards under the Plan, which may be any employee of the Company, including the Company’s executive officers. The number of eligible participants in the Plan will vary from year to year at the discretion of the compensation committee.  As of June 7, 2010, the Company (including its subsidiaries) had approximately 6,250 full-time employees.  Currently, the compensation committee expects to grant awards under the Plan only to executive officers; for fiscal 2011 there are seven executive officers expected to participate in the Plan.

Awards

Each year the compensation committee will establish award opportunities and performance targets for participants in the Plan. Award opportunities will be set as a percentage of base salary. The performance goals and payout formulas need not be the same for each participant. The compensation committee will also designate one or more performance periods, which may be based on a fiscal year or any other period designated by the committee. The maximum amount payable to any Covered Employee (as defined in the Plan) for any calendar year under the Plan shall be $3,000,000.

Following the close of a performance period, the compensation committee will evaluate the Company’s actual performance against the performance targets to determine the actual bonus to be paid under the Plan. Participants must achieve the performance goals established by the compensation committee in order to receive an award under the Plan.

Performance Goals

The performance goals are based solely on one or more of the following criteria: earnings before interest, taxes, depreciation and/or amortization; operating income or profit; operating efficiencies; return on equity, assets, capital, capital employed, or investment; after tax operating income; net income; earnings or book value per share; cash flow(s); total sales or revenues or sales or revenues per employee; production; stock price or total stockholder return; cost of capital or assets under management; and strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures. In addition, to the extent consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to certain extraordinary items.

Certification

No awards will be paid for a performance period until the compensation committee has certified in writing whether the applicable performance goals have been met. The compensation committee retains the discretion to adjust any award payable to a participant; provided that, with respect to any Covered Officer (as defined in the Plan), the compensation committee may exercise discretion only to reduce the amount otherwise payable to any Covered Officer.

Payment

The award payable as determined by the compensation committee must be paid after the end of the performance period. Except as the compensation committee may otherwise determine in its discretion, termination of a participant’s employment prior to the end of the performance period will result in the forfeiture of the award by the participant.

Amendment or Termination

The compensation committee may amend, alter or discontinue the Plan at any time without stockholder approval, except if stockholder approval is required for payments that are made under the Plan to qualify for treatment as performance-based compensation under Section 162(m). No amendment, alteration or discontinuation may be made which would impair any of the rights or obligations under any award previously granted to a participant without that participant’s consent. No consent is required, however, for the compensation committee to amend the Plan in such manner as it deems necessary to permit the granting of awards under the Plan to meet the requirements of any applicable law, rule or regulation.

Federal Income Tax Consequences

Payments made under the Plan will be taxable to the recipients when paid (unless the award otherwise becomes subject to taxation under the Code), and the Company or the subsidiary of the Company which employs the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid.

Plan Benefits

        The following table sets forth the target awards that each of the following is eligible to receive under the Plan for fiscal 2011.

Name and Position	Target Dollar Value ($)
John A. Meyer, CEO & President	$630,000
John A. Adams, Chief Operating Office & Executive Vice President	$337,500
Christopher W. Wolf, CFO & Executive Vice President	$277,500
Jerry C. Jones, Chief Legal Officer & Senior Vice President	$228,475
Shawn M. Donovan, Senior Vice President-Global Sales	$210,438
All current executive officers as a group (seven people)	$2,065,301
All current directors who are not executive officers as a group (11 people)	—1
All employees, including all current officers who are not executive officers, as a group (none)	—2

1     Only employees of the Company are eligible to participate in the Plan.

2     For fiscal 2011, only seven executive officers have been designated by the compensation committee to participate in the Plan.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the approval of the Acxiom Corporation 2011 Cash Incentive Plan. Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal. If our stockholders do not approve the Plan, then we will not pay any awards to our covered employees under the Plan.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal No. 3 of the Proxy Card)

The audit/finance committee has selected KPMG LLP (“KPMG”) to serve as independent auditor for fiscal 2011, and the stockholders are being asked to ratify this action.  We anticipate that a representative of KPMG will be present at the 2010 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

Fees Billed For Services Rendered by Independent Auditor

The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2010 and March 31, 2009, and fees billed for other services rendered by KPMG.

	2010	2009

Audit Fees (including quarterly reviews)1	$1,679,500	$2,334,700

Audit-Related Fees2	37,000	45,200

Tax Fees3	163,000	94,000

All Other Fees4	50,000	0

Total	$1,929,500	$2,473,900

1
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Form 10-Q’s and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2	Audit-related fees include professional services related to the audits of employee benefit plans.

3
Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, and international tax compliance and tax consulting.  We do not engage KPMG to perform personal tax services for our executive officers.
(3)

4	Other fees include professional services related to an operational business continuity assessment.

Audit/Finance Committee Pre-Approval Policy

The audit/finance committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor (the “Policy”).  The Policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor.  Such pre-approval may be made by the chairman of the audit/finance committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement.  For non-audit services, the audit committee chairman must be orally informed by the independent auditor of the scope of the proposed services, the estimated costs and other pertinent information.  Upon the chairman’s oral consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman.

All audit and non-audit services reflected in the table above were pre-approved by the audit committee in accordance with the Policy, and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG as the Company’s independent registered accountant.  If the stockholders fail to ratify this appointment, the audit committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

STOCK OWNERSHIP

The following table sets forth information as of June 7, 2010 with respect to the beneficial ownership of our common stock by:

•	each of our directors, nominees and named executive officers individually;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 601 E. Third Street, Little Rock, AR 72201, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned.  The percentage listed in the column entitled ”Percentage of Class” is calculated based on 79,966,924 shares of our common stock outstanding on June 7, 2010.  This number excludes 37,154,236 shares held in treasury.  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Beneficial Owner	Shares Beneficially Owned	Percentage of Class
John A. Adams	130,4331	*
William T. Dillard II	72,3052	*
Shawn M. Donovan	50,9053	*
Michael J. Durham	38,513	*
Mary L. Good	21,958	*
Jerry D. Gramaglia	10,090	*
Ann Die Hasselmo	27,9572	*
William J. Henderson	24,5102	*
Jerry C. Jones	384,7494	*
Clark M. Kokich	20,090	*
Thomas F. McLarty, III	29,7652	*
John A. Meyer	375,8885	*
Stephen M. Patterson	64,5442	*
Kevin M. Twomey	30,168	*
R. Halsey Wise	32,145	*
Christopher W. Wolf	296,7756	*

All directors, nominees and executive officers as a group (18 people)	1,759,7577	2.2%

BlackRock, Inc.	5,089,2268	6.4%
40 East 52nd Street
New York, NY 10022

Capital Research Global Investors	4,400,0009	5.5%
333 South Hope Street
Los Angeles, CA 90071

Daruma Asset Management, Inc.	4,522,40010	5.7%
333 South Hope Street
Los Angeles, CA 90071

FMR LLC	8,941,61311	11.2%
82 Devonshire Streets
Boston, MA 02109

*	Denotes less than 1%.

1	Includes 116,750 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

2	Includes 5,400 shares subject to options which are currently exercisable, of which 2,900 are in the money.

3	Includes 44,000 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

4	Includes 363,323 shares subject to options which are currently exercisable or exercisable within 60 days, of which 55,151 are in the money.

5	Includes 287,500 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

6	Includes 249,500 shares subject to options which are currently exercisable or exercisable within 60 days, of which 62,000 are in the money.

7	Includes 1,224,605 shares subject to options which are currently exercisable or exercisable within 60 days, of which 604,269 are in the money.

8
This information is based solely upon information contained in a Schedule 13G filed on January 29, 2010.  According to the Schedule 13G, with respect to the 5,089,226 shares reported to be beneficially owned as of December 31, 2009, BlackRock, Inc. has sole voting and dispositive power over all reported shares.

9
This information is based solely upon information contained in a Schedule 13G/A filed on April 9, 2010.  According to the Schedule 13G/A, with respect to the 4,400,000 shares reported to be beneficially owned as of March 31, 2010, Capital Research Global Investors has sole voting and dispositive power over all reported shares.

10
This information is based solely upon information contained in a Schedule 13G filed on February 16, 2010, by Daruma Asset Management, Inc. (“Daruma”) and Mariko O. Gordon.  According to the Schedule 13G, with respect to the 4,522,400 shares reported to be beneficially owned as of December 31, 2009, Daruma has sole dispositive power over all reported shares and sole voting power over 1,678,400 of the reported shares.

11
This information is based solely upon information contained in a Schedule 13G/A filed on June 10, 2010. According to the Schedule 13G/A, with respect to the 8,941,613 shares reported to be beneficially owned as of May 31, 2010, FMR LLC (“FMR”), Edward C. Johnson 3d, Chairman of FMR, and certain affiliates of FMR each have sole dispositive power over all reported shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about our philosophy and principles regarding the compensation program for our chief executive officer (“CEO”), chief financial officer (“CFO”) and the three other executive officers who were the most highly compensated in fiscal 2010 (the “Named Executive Officers” or “NEOs”).

The following individuals constitute the Named Executive Officers for fiscal 2010:
           • John A. Meyer, Chief Executive Officer & President
           • John A. Adams, Chief Operating Officer & Executive Vice President
           • Christopher W. Wolf, Chief Financial Officer & Executive Vice President
           • Jerry C. Jones, Chief Legal Officer & Senior Vice President
           • Shawn M. Donovan, Senior Vice President - Global Sales

Compensation Philosophy and Objectives

Acxiom is known for its innovation and leadership in creating customer and information management and marketing solutions for many of the largest and most respected companies in the world. We believe our compensation programs are an integral part of maintaining this reputation in the industry and achieving high levels of business performance over the long term. Our general compensation philosophy is that compensation should be designed to attract, retain and motivate our management team to achieve the business goals set by the Company on an annual and a long-term basis. In keeping with this philosophy, the key objectives of our compensation programs are to:

•	align leadership compensation with our business strategy, values and management initiatives,

•	align Company executives’ interests with our stockholders’ interests,

•	motivate executives to achieve the highest level of performance,

•	provide a strong link between pay and performance, and

•	attract and retain the best executives through competitive, market-based plans.

We believe these objectives allow us to reward the overall performance and contribution of our executives while maintaining a close correlation between executive pay and Company performance. The following discussion shows how the Company uses compensation awards and a number of other incentives to achieve these objectives.

2010 Executive Summary

The recessionary macroeconomic environment the Company faced in fiscal 2009 and 2010 impacted decisions with respect to our senior executives’ compensation for fiscal 2010. Messrs. Meyer and Adams both voluntarily reduced their base salaries by 10% as part of the Company’s overall cost saving measures; the base salaries of the other NEOs were reduced by 7.5% for fiscal 2010. In addition, we continued to incorporate “at-risk” forms of compensation into our overall mix of compensation elements, specifically cash bonuses and performance-based equity awards as discussed in more detail below.

Also, recent changes both within the Company and our industry affected our compensation decisions for fiscal 2010. Changes in our senior executive leadership, including the hires of Messrs. Meyer and Wolf in fiscal 2008 and Messrs. Adams and Donovan in fiscal 2009, affected compensation decisions for fiscal 2010 as the Company sought to structure compensation programs that effectively incentivize and retain our recently-hired management team. Changing dynamics in the Company’s industry, driven by advances in technology, have also affected our business and our compensation decisions in recent years. We have a diverse business, and accordingly must compete with a diverse range of companies for executive leadership talent. The shift from print to digital marketing in recent years has expanded the range of companies against which we compete for executives. These considerations have required flexibility in the structuring of compensation arrangements with our senior executives. Changes in our industry and the set of companies against which we compete for executive talent also resulted in changes to the composition of our peer group used for establishing compensation for fiscal 2010.

 Elements of Compensation

The compensation program for our senior management team consists of the following elements:

•	Base Salary, which provides a consistent fixed source of income for our NEOs.

•	Short-Term Cash Incentives, which link pay to performance by rewarding NEOs for achieving annual goals that contribute to our long-term business performance.

•
Long-Term Incentives, which reward NEOs for long-term increases in the Company’s stock value and encourage retention of our NEOs. For fiscal 2010, long-term incentive awards for our NEOs consisted of a mix of 25% stock options, 25% restricted stock units and 50% performance units.

•	Retirement Benefits, which promote financial security and reward long-term employment with the Company.

•
Broad-Based Employee Benefits, which encourage the overall health, stability and well-being of our employees (including our NEOs), such as health benefits, life insurance, disability benefits and an employee stock purchase plan.

How We Determine Compensation

Roles of the Compensation Committee and Senior Management. The compensation committee of the Board of Directors oversees the design, development and implementation of the Company’s executive compensation program. It annually reviews and approves the compensation of the executive officers of the Company (including the NEOs), other than the CEO. For the CEO, the committee annually reviews and approves compensation intended to comply with Section 162(m) of the Internal Revenue Code, in consultation with the Board of Directors. For elements of the CEO’s compensation not intended to comply with Section 162(m), the committee makes a recommendation to the Board of Directors for approval.

In carrying out its oversight of the Company’s executive compensation program, the compensation committee establishes (or recommends to the board) the amounts of executive compensation and the mix of compensation between base salary, annual cash incentives and long-term incentives granted in the form of equity awards. The compensation committee also oversees the Company’s incentive and equity-based executive compensation plans, and establishes performance targets for performance-based awards under such plans. The compensation committee also periodically reviews the Company’s change in control, severance and retirement arrangements, deferred compensation programs, senior leadership benefits and perquisites to assure they are competitive and appropriate. The compensation committee also reviews and considers risks associated with the Company’s compensation philosophy and program.

Senior management also plays a role in determining executive compensation. The Company’s Senior Vice President of Human Resources, working with external consultants, assists the compensation committee by providing external market information and analyses as discussed below under “Compensation Benchmarking” and by providing the compensation committee a tally sheet detailing the various components of the NEOs’ compensation. The CEO is responsible for recommending compensation involving the executive officers to the compensation committee for final determination and approval; however, the CEO does not participate in any of the compensation committee’s decisions regarding his own compensation.

Process for Determining CEO Compensation. The Board of Directors annually evaluates the CEO’s performance in light of the Company’s strategic plan, operating goals and objectives relating to executive compensation, including maintaining competitive pay, linking pay to performance, promoting the creation of stockholder value and encouraging retention. The compensation committee considers the results of this evaluation. In consultation with the compensation consultant, the committee also considers general market conditions and specific industry trends. For each element of the CEO’s compensation, the compensation committee also reviews the CEO’s employment agreement, as well as a tally sheet which provides the committee with information necessary to evaluate his total compensation package, rather than viewing isolated incremental changes, and assists the board in validating its strategy as it relates to the CEO’s total compensation. The compensation committee’s review of the tally sheet may lead to changes in certain elements of the CEO’s compensation if the committee determines such changes are appropriate in light of Company results or tax deductibility considerations. Any decisions regarding the CEO’s compensation are submitted by the compensation committee to the full Board of Directors for final approval, other than elements of compensation intended to comply with Section 162(m) of the Internal Revenue Code which are determined exclusively by the compensation committee.

Process for Determining Compensation for NEOs other than the CEO. Our CEO annually evaluates the performance of each of the Company’s other NEOs and based upon this evaluation, together with information supplied by the Company’s compensation consultant, makes a recommendation to the compensation committee with respect to the compensation of each NEO. The compensation committee considers the CEO’s recommendation in light of the Company’s strategic plan, operating goals and compensation philosophy. In consultation with the compensation consultant, the committee also considers general market conditions and specific industry trends. The compensation committee also reviews tally sheets with respect to the NEOs, which may lead to changes in certain elements of the NEOs’ compensation if the committee determines such changes are appropriate in light of Company results or tax deductibility considerations.

Role of Compensation Consultant. For fiscal 2010, Hewitt Associates LLC (“Hewitt”), a compensation consulting firm, was engaged by the Company to provide market data and make recommendations to the compensation committee regarding the base salary, short-term cash incentives and long-term incentives for the CEO and executive officers. Hewitt also assisted the compensation committee with selecting a peer group for benchmarking our compensation programs, as discussed below. During fiscal year 2010, the compensation committee also engaged Towers Watson & Company, a global compensation consulting firm, as an additional independent consultant to assist the compensation committee in considering then-current amounts and the overall structure of compensation and to prepare recommendations for NEO compensation for fiscal 2011. In addition, the compensation committee engaged independent legal counsel to assist the committee with compensation program analysis and review in light of current market, economic, regulatory and Company conditions.

 Compensation Mix. Because of the ability of executive officers to directly influence stockholder value, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers through performance-based incentive programs. We also strive to allocate total direct compensation in a manner that is competitive with our Comparison Group (as defined below) and properly aligned with stockholder interests. Each of our compensation elements is designed to provide our NEOs with a distinct remuneration opportunity and, when taken together, they provide our NEOs with a balanced yet competitive mix of short- and long-term compensation. The chart below illustrates the mix of compensation for all NEOs as a group and the CEO individually:

Compensation Element	Fiscal 2010 Total Compensation Mix for CEO	Fiscal 2010 Total Compensation for All Other NEOs (Average)
Base salary	11.5%	26.4%
Short-term cash incentives	11.5%	18.6%
Long-term incentives	76.3%	53.8%
Retirement benefits	.5%	.4%
Broad-based employee benefits	.2%	.8%

Compensation Benchmarking. In addition to the various considerations the compensation committee takes into account when establishing NEO compensation (as discussed in more detail below for each element of NEO compensation), our compensation programs and practices are benchmarked each year against (a) a group of companies from a variety of high-tech industries (the “High-Tech Group”), and (b) a group of companies in the information services industry (the “Peer Group” and, collectively with the High Tech Group, the “Comparison Group”), with each group consisting mostly of companies with similar revenues as Acxiom. The Peer Group consists exclusively of information services companies against which we compete for the specialized talents and experience possessed by our NEOs and is reviewed each year to determine if the Peer Group companies provide an appropriate comparison. On the other hand, because many of the talents possessed by our NEOs may transcend a variety of industries, the companies in the High-Tech Group represent a cross section of high-tech industries other than the information services industry. The data for the High-Tech Group comes from the following industry-recognized surveys:

•	Radford Executive Survey published by Aon Consulting
•	Hewitt Total Compensation Measurement™ Database

For benchmarking against companies in the Peer Group, we utilize publicly available proxy information and survey data provided by Hewitt. In fiscal 2009, the following companies comprised the Peer Group:

•	Ceridian Corp
•	The Dun & Bradstreet Corporation
•	Equifax, Inc.
•	Fair Isaac Corporation
•	Gartner, Inc.
•	Hewitt Associates, Inc.
•	IHS, Inc.
•	John Wiley & Sons, Inc.
•	Merrill Corporation
•	The MITRE Corporation
•	Moody’s Corporation

In fiscal 2010, the following companies were added to the Peer Group to provide additional benchmarking data from companies in the information services industry:

•	Affinion Group
•	Alliance Data Systems
•	Broadbridge Financial Solutions
•	Deluxe Corporation
•	DST Systems, Inc.
•	Global Payment Systems, Inc.
•	Heartland payment Systems
•	IMS Health Inc.
•	Paychex, Inc.
•	Total System Services

Given the volatility in global macroeconomic conditions and the rapidly changing business trends in the marketing services industry, the committee felt these changes to the Peer Group provide the most suitable and appropriate peer group from which benchmarking data could be derived.

All components of Acxiom’s executive compensation package, as well as the aggregate total direct compensation (the sum of base salary, short-term cash incentives and long-term incentives) levels for the NEOs, are measured against the 50th percentile for similarly situated employees of companies in the Comparison Group. Variation above or below the 50th percentile is allowed when, in the judgment of the compensation committee, the value of an executive’s experience, performance, scope and/or specific skills, together with his or her ability to impact business results, or other business conditions justify the variation. Actual variance from the 50th percentile for each NEO’s base salary, cash incentives, long-term incentives and total direct compensation is set forth in the tables below.

Base Salary
NEO	Annual Base Salary	50th Percentile Benchmark	Variance
John A. Meyer	$630,000	$806,000	-21.8%
John A. Adams	$450,000	$501,000	-10.2%
Christopher W. Wolf	$370,000	$408,000	-9.3%
Jerry C. Jones	$351,500	$344,000	2.2%
Shawn M. Donovan	$323,750	$341,000	-5.1%

Base salaries for our NEOs are initially established in connection with their hire and are subject to annual adjustment. For fiscal 2010, as part of the Company’s overall cost saving measures, Mr. Meyer and Mr. Adams both voluntarily reduced their base salaries by 10%. The base salaries for all other NEOs were reduced by 7.5%. These salary reductions were the primary reason for the variances of the base salaries of Messrs. Adams, Wolf and Donovan from the 50th percentile of our Comparison Group. The variances for Messrs. Meyer’s and Adams’ base salaries also reflect the compensation committee’s desire to provide a greater portion of their total compensation in the form of long-term incentives.

Mr. Meyer’s base salary was initially established in connection with his hire in fiscal 2008, taking into account the perceived value of his experience, performance, and specific skills, his expected ability to impact business results, his length of service with the Company, his relative experience level as a CEO, and the other terms of his employment. The result of these considerations, along with the voluntary salary reduction discussed above, is that Mr. Meyer’s base salary was significantly below the 50th percentile of our Comparison Group.

Target Cash Incentives
NEO	Target Cash Incentive	50th Percentile Benchmark	Variance
John A. Meyer	$630,000	$899,000	-29.9%
John A. Adams	$337,500	$419,000	-19.5%
Christopher W. Wolf	$277,500	$277,000.2%
Jerry C. Jones	$228,475	$200,000	14.2%
Shawn M. Donovan	$210,438	$195,000	7.9%

Because the target cash incentives for fiscal 2010 were established as a percentage of base salary, the pay reductions of 10% for Messrs. Meyer and Adams and 7.5% for the other NEOs resulted in a corresponding reduction in their cash incentive target amount. The variances for Messrs. Meyer’s and Adams’ target cash incentives also reflect the compensation committee’s desire to provide a greater percentage of their total compensation in the form of long-term incentives, for which both executives’ target awards exceeded the 50th percentile as set forth below. The variances for Messrs. Jones and Donovan, which exceed the 50th percentile for the Comparison Group, reflect the committee’s recognition of the specific contributions each executive has made to the Company’s operations in the context of a challenging economic environment. As discussed below, only Mr. Donovan received a cash incentive payment for fiscal 2010 (which payment was less than the targeted amount stated above for Mr. Donovan because certain performance targets were not met by the Company).

Target Long-Term Incentives
NEO	Long-Term Incentive	50th Percentile Benchmark	Variance
John A. Meyer	$4,162,600	$3,619,000	15.0%
John A. Adams	$1,260,500	$1,006,000	25.3%
Christopher W. Wolf	$906,100	$909,100	-.3%
Jerry C. Jones	$385,700	$623,000	-38.1%
Shawn M. Donovan	$493,400	$483,000	2.2%

The target long-term incentives for Messrs. Meyer and Adams for fiscal 2010 were established above the 50th percentile of the Comparison Group to reflect the perceived value of their respective experience, performance and skills, their expected ability, as chief executive officer and chief operating officer, to impact business results, and the other terms of their employment agreements. Mr. Jones’ long-term incentives were established lower than the benchmark to provide internal equity with other Acxiom senior executives who are not NEOs. As discussed below, actual long-term incentives paid to each NEO in fiscal 2010 were less than the targeted amounts because certain performance targets were not met by the Company.

Target Total Direct Compensation
NEO	Target Total Direct Compensation	50th Percentile Benchmark	Variance
John A. Meyer	$5,422,600	$5,669,000	-4.4%
John A. Adams	$2,048,000	$2,198,000	-6.8%
Christopher W. Wolf	$1,553,600	$1,609,000	-3.4%
Jerry C. Jones	$965,675	$1,130,000	-14.5%
Shawn M. Donovan	$1,027,588	$1,084,000	-5.2%

As reflected in the table above, total direct compensation of the Company’s NEOs is generally aligned with or below the 50th percentile of the Comparison Group. The variations for Messrs. Meyer, Adams, Wolf and Donovan below the 50th percentile were primarily a result of the Company’s salary reductions for fiscal 2010 which also impacted target cash incentive amounts. The greater variation for Mr. Jones was due to the Company’s salary reductions, along with the lower long-term incentive targets established consistent with internal equity concerns as discussed above.

2010 Executive Compensation Components

Set forth below is a discussion of the principal components of fiscal 2010 compensation for our NEOs.

Base Salary. The compensation committee sets base salaries based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity, tax considerations, and the benchmarking data discussed above. Base salary is intended to provide a consistent fixed, baseline level of compensation payment that, unlike the other elements of compensation, is not contingent upon Acxiom’s performance. Acxiom believes that providing a competitive base salary is essential to attracting and retaining qualified and valued executives. Base salaries for our NEOs are measured against the 50th percentile for similarly situated employees in the Comparison Group; however, actual salaries may vary for each NEO based on demonstrated performance, length of service and responsibility level. As stated earlier, effective July 1, 2009, Mr. Meyer and Mr. Adams voluntarily reduced their base salaries by 10% as part of the Company’s overall cost saving initiative; base salaries for the other NEOs were reduced by 7.5%.

Each executive officer’s performance for the prior year is reviewed by the CEO or, with respect to the performance of the CEO, by the board. As an employee’s responsibility and ability to affect the financial results of the Company increases, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning his or her interests with those of the Company. The base salaries of the CEO and the executive officers are reviewed and subject to adjustment in May of each year, although they are not automatically increased if the compensation committee believes other elements of compensation are more appropriate or if an increase is not necessary or appropriate under the circumstances at the time of review.

 Cash Incentives. All of Acxiom’s NEOs are eligible to participate in the Acxiom Cash Incentive Plan (the “Cash Incentive Plan”) which provides them with an opportunity to receive annual cash incentive payments. Payment opportunities under the Cash Incentive Plan are established by the compensation committee and are designed both to retain our NEOs as well as to further align pay for performance by rewarding executive officers for positive fiscal year Company achievement based on the attainment of predefined performance measures.

Payment opportunities for awards under the Cash Incentive Plan are expressed as a percentage of base salary and are measured against the 50th percentile for cash incentive opportunities available for similarly situated employees of companies in the Comparison Group. Actual opportunity may vary based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations. The target payment bonus opportunity under the Cash Incentive Plan for each NEO, expressed as a percentage of his individual target base salary, was as follows: Mr. Meyer - 100%, Mr. Adams - 75%, Mr. Wolf - 75%, Mr. Jones - 65% and Mr. Donovan - 65%. The opportunities for Messrs. Meyer and Adams are targeted at a higher percentage because of their level of responsibility and ability to affect stockholder value relative to the other NEOs.

In fiscal 2010, the performance measures utilized under the Cash Incentive Plan for all participating NEOs except for Mr. Donovan, for the reasons discussed below, were Company revenue, operating income and free cash flow to equity (“FCFE”). FCFE is a non-GAAP financial measure calculated from our audited financial statements by taking operating cash flow and deducting cash used for investing activities (excluding cash paid in connection with acquisitions) and cash required for payment of debt. The compensation committee selected these performance measures because it believed such measures are reliable indicators of the Company’s operating performance over both the short and long term and reflect the most accurate measure of the Company’s success. The performance measures are weighted one-third each when determining the plan payment.

The compensation committee set a threshold, target and maximum attainment amount for each performance measure. For fiscal 2010, the threshold revenue amount was $1,180,043,000, the threshold operating income amount was $129,888,000, and the threshold FCFE was $80,094,000. If the threshold attainment had been achieved for each performance measure, up to 50% of the bonus opportunity would have been paid. The target revenue amount was $1,208,101,000, the target operating income amount was $136,439,000, and the target FCFE was $86,346,000. If the target attainment for each performance measure had been achieved, up to 100% of the bonus opportunity would have been paid. The maximum revenue amount was $1,449,721,000, the maximum operating income amount was $173,552,000, and the maximum FCFE was $103,615,000. If the maximum performance attainment had been achieved for each performance measure, up to 200% of the bonus opportunity would have been paid.

Cash Incentive Plan payments are paid out of a bonus pool that is funded once the Company meets the threshold amount for the operating income performance measure. Therefore, if the Company fails to achieve the threshold amount of operating income, the bonus pool is not funded and no bonus payments are made, notwithstanding achievements in all other performance measures.

The actual results for fiscal 2010 were $1,099,235,000 in revenue, $98,813,000 in operating income, and $108,346,000 in FCFE. Because the threshold amounts for revenue and operating income were not met, attainment for fiscal 2010 was 0%. This attainment level did not qualify for a cash incentive payment for any of the NEOs except Mr. Donovan.

Because Mr. Donovan is principally responsible for our global sales force, only 50% of his bonus opportunity under the Cash Incentive Plan was based on the blended components above. The remaining 50% was based 15% upon fiscal year revenue alone and 35% upon the total contract value obtained in fiscal 2010, including revenue recognized in fiscal 2010 and revenue that will be recognized in future contract years (the “Total Contract Value” or “TCV”). Based on his performance against these measures, Mr. Donovan received 0% of his target payment for revenue and 108.4% of his target payment for TCV.

The table below sets forth bonus opportunities for each NEO at the target and maximum amounts, as well as the actual bonus percentage amounts awarded in fiscal year 2010:

NEO	Target (100%)	Maximum (200%)	Actual Attainment (%)
John A. Meyer	$630,000	$1,260,000	0%
John A. Adams	$337,500	$675,000	0%
Christopher W. Wolf	$277,500	$555,000	0%
Jerry C. Jones	$228,475	$456,950	0%
Shawn M. Donovan	$210,470	$420,940	41.15%

Under the Cash Incentive Plan the compensation committee can recommend to the full Board of Directors that bonuses be awarded notwithstanding the fact that the Company may have failed to achieve the threshold performance attainment. This is generally done if there has been outstanding individual performance on the part of an executive officer that was not adequately reflected in Company performance. The compensation committee did not make any adjustments to cash incentive awards in fiscal 2010.

Long-Term Incentives. We believe equity-based compensation is an effective tool in creating value for stockholders because the value of such compensation has a direct correlation to the long-term appreciation of the Company’s stock price. For fiscal 2010, long-term incentive awards for the NEOs consisted of a grant to each executive officer in the form of  25% non-qualified stock options, 25% restricted stock units (“RSUs”) and 50% performance units. The stock options and RSUs underlying the grants vest in equal increments over a period of four years. The performance units, the amount of which is adjusted from the initial grant based upon the attainment of fiscal 2010 performance targets, vest 100% three years after the date of grant. The performance targets chosen by the compensation committee with regard to the performance units were the same as for the Cash Incentive Plan; accordingly, all of the performance units for 2010 were forfeited because the performance targets were not achieved.

The mix of long-term incentives between stock options, RSUs and performance units reflected the Company’s desire to provide grants which align our NEOs’ compensation with stockholder interests, reward Company performance (in both the short- and long-term) and encourage retention. The four-year incremental vesting period of the stock options and RSUs is intended to encourage retention while rewarding increases in the price of our stock; we believe these awards provide incentives consistent with stockholder interests. Likewise, the three-year vesting period for the performance units was intended to encourage retention along with achievement of Company goals. To further align our long-term incentive compensation with stockholder interests, for fiscal 2011 we are increasing to three years the performance period for grants of performance units to our NEOs.

The amount of long-term incentives granted to our NEOs are measured against the 50th percentile for long-term incentives granted to similarly situated employees in the Comparison Group, although actual long-term incentives may vary for each NEO based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations. Other circumstances which can also impact the amount of long-term incentives which may be awarded to our NEOs include extraordinary grants made for retention purposes, lower grants due to internal equity issues or a depletion of available grants due to the issuance of larger grants for recruiting purposes during the year.

Retirement Benefits. All NEOs are eligible to participate in the same tax-qualified retirement and welfare plans as the Company’s other employees; in addition, they also receive supplemental retirement and welfare benefits through the Company’s non-qualified deferred compensation arrangements. The Company believes these benefits are a basic component for attracting, motivating and retaining executives, and are comparable to those retirement benefits being provided by companies in the Comparison Group. They also provide a distinct facet to our overall compensation package by specifically rewarding long-term employment with the Company. Acxiom’s retirement and welfare benefits include the following:

•
Qualified Retirement Plan. The Company maintains the Acxiom Corporation Retirement Savings Plan which is a 401(k) qualified savings plan that is generally available to all employees, including the NEOs, upon satisfying the plan’s eligibility requirements (the “401(k) Plan”). Through June 30, 2009, the 401(k) Plan provided for the deferral of compensation with a matching component of 50% for each dollar contributed to the plan, up to 6% of the participant’s compensation. The matching contribution was paid in shares of Acxiom common stock. Vesting of Company contributions under the 401(k) Plan is 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested. Effective July 1, 2009, participants continued to be able to participate in pre-tax salary deferrals into the 401(k) Plan; however, the Company match was suspended as a cost-cutting measure and remained suspended for the remainder of fiscal 2010.

•
Supplemental Executive Retirement Plan. Members of Acxiom’s leadership team, including the NEOs, are eligible to participate in the Company’s nonqualified supplemental executive retirement plan (“SERP”) by contributing pre-tax income into the plan through payroll deductions. As with the 401(k) Plan, through June 30, 2009, Acxiom matched contributions at a rate of 50% for each dollar contributed by the participant to the SERP (up to 6% of the participant’s compensation) but only to the extent that the maximum matching contribution had not already been made under the 401(k) Plan. The matching contribution was paid in cash for earnings up to $245,000. For earnings greater than $245,000, the matching contribution was paid in shares of Acxiom common stock. Effective July 1, 2009, participants continued to be able to participate in pre-tax salary deferrals into the SERP plan; however, the Company match was suspended as a cost-cutting measure and remained suspended for the remainder of fiscal year 2010. Participants may contribute up to 90% of their pretax income to the SERP. The SERP is a nonqualified restoration plan in that it restores benefits lost due to certain IRS limitations on highly compensated employees’ participation in the Company’s qualified 401(k) Plan. All of the Company’s highly compensated employees are eligible to participate in the SERP. Vesting of Company contributions under the SERP is 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested.

Other Employee Benefits. Acxiom maintains several broad-based employee benefit plans in which the Company’s executives are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, disability benefits and an employee stock purchase plan. We believe these benefits encourage the overall health, stability and well-being of our NEOs and are comparable to those plans being provided by the companies in the Comparison Group.

Perquisites. Acxiom also provides perquisites which vary for each NEO. Examples include mobile phone allowances and relocation packages. These perquisites are minimal in both scope and value and are designed to provide our NEOs with the minimum basic perquisites being offered by companies in the Comparison Group.

Executive Officers’ Stock Ownership Guidelines

In fiscal 2008, the compensation committee adopted stock ownership guidelines for the Company’s executive officers to ensure that they have a meaningful stake in the Company.  The guidelines are designed to balance an officer’s need for portfolio diversification while ensuring that his or her interests are closely aligned with the stockholders’ interests.  The stock ownership guidelines currently in effect are set forth below:

To further align the interests of the Company’s executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act (“Executive Officers”) with the interests of the Company’s stockholders, the Chief Executive Officer is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times his or her base salary, and each other Executive Officer is expected to own shares of the Company's common stock having a value equal to at least one times the Executive Officer's base salary. The CEO and each other Executive Officer shall have five years from the date of their respective appointments (or from April 10, 2007, the date upon which these guidelines were initially adopted, whichever is later) to attain these ownership levels. The Compensation Committee in its discretion may extend the period of time for attainment of these ownership levels in appropriate circumstances. For purposes of these guidelines, an Executive Officer's stock ownership shall include the following:

•	Shares purchased on the open market;

•	Shares owned jointly with, or separately, by the Executive Officer’s immediate family members (spouse and/or dependent children);

•	Shares held in trust for the Executive Officer or immediate family member;

•	Shares held through any Company-sponsored plan such as an employee stock purchase plan, a qualified retirement plan and/or a supplemental executive retirement plan;

•	Shares obtained through the exercise of stock options; and

•	50% of RSUs (after deduction of applicable federal and state taxes).

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the acquisition date.

In the event of an increase in an Executive Officer’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet these guidelines.

Until the specified ownership levels are met, an Executive Officer will be expected to retain 50% of the shares acquired upon option exercises (after payment of the exercise cost and taxes), and 50% of the shares issued upon the vesting of RSU grants or performance units (after payment of taxes).  Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above ownership guidelines may result in a reduction in future long-term incentive equity grants, and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.

Employment Arrangements

We have entered into employment arrangements with each of our NEOs except for Mr. Jones. A description of each of these agreements follows:

John A. Meyer

On February 4, 2008, Mr. Meyer joined the Company as Chief Executive Officer and President pursuant to an employment agreement dated January 14, 2008. In connection with his employment, Mr. Meyer received an initial base salary of $700,000. Under the terms of his employment agreement, Mr. Meyer is eligible to receive an annual target cash bonus in an amount equal to 100% of his base salary and a maximum cash bonus of up to 200% of his base salary, provided the Company meets the target attainment levels required under the Cash Incentive Plan. Effective July 1, 2009, Mr. Meyer voluntarily reduced his base salary by 10% as part of the Company’s overall cost saving measures, lowering his base salary to $630,000 per year. This reduction in base pay did not affect any other terms or payments under his employment agreement.

The initial term of Mr. Meyer’s employment expires on May 16, 2011 and the agreement is renewable by the Company for one-year periods following the initial expiration date. If Acxiom chooses not to renew Mr. Meyer’s employment agreement, he may resign and, provided he executes a general release, will be entitled to receive, through his termination date (i) all base salary and benefits; (ii) any earned but unpaid cash bonuses; (iii) an amount equal to 100% of his then-current base salary; (iv) a pro-rated amount equal to 100% of his then-current target cash bonus; and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company. As part of his employment agreement, Mr. Meyer is also entitled to certain benefits upon death, disability, non-renewal of his employment agreement or termination following a change in control of the Company. For information regarding change in control agreements with the Company, see “Change in Control Agreements.”

John A. Adams

On May 14, 2008, Mr. Adams joined the Company as Chief Operating Officer and Executive Vice President pursuant to an employment agreement. In connection with his employment, Mr. Adams received an initial base salary of $500,000. Under the terms of his employment agreement, Mr. Adams is also eligible to receive an annual target cash bonus in an amount equal to 75% of his base salary in each contract year, provided the Company meets the target attainment levels required under the Cash Incentive Plan. Effective July 1, 2009, Mr. Adams voluntarily reduced his base salary by 10% as part of the Company’s overall cost saving measures, lowering his base salary to $450,000 per year. This reduction in base pay did not affect any other terms or payments under his employment agreement.

The initial term of Mr. Adams’ employment expires on May 14, 2011 and the agreement is renewable by the Company for one-year periods following the initial expiration date. If Acxiom chooses not to renew Mr. Adams’ employment agreement, he may resign and, provided he executes a general release, will be entitled to receive (i) all base salary and benefits payable through his termination date; (ii) any earned but unpaid cash bonuses; (iii) an amount equal to 100% of his then-current base salary; (iv) an amount equal to 100% of his then-current target cash bonus; and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company as of the date of termination. As part of his employment agreement, Mr. Adams is also entitled to certain benefits upon death, disability or termination of his employment following a change in control of the Company. For information regarding change in control agreements with the Company, see “Change in Control Agreements.”

Christopher W. Wolf

On May 24, 2007, Mr. Wolf joined the Company as Chief Financial Officer. The terms of Mr. Wolf’s employment were set forth in an offer letter dated May 9, 2007. According to the terms of his offer, Mr. Wolf is eligible to receive an annual target cash bonus in an amount equal to 65% of his base pay, provided the Company meets the target attainment levels required under the Cash Incentive Plan.

In the offer letter, the Company agreed to pay Mr. Wolf a lump sum of 12 months’ base salary, the equivalent of 24 months of COBRA coverage, and any earned but unpaid bonuses less applicable taxes and withholdings in the event his employment is terminated for reasons other than a change in control or due to no cause of his own. The Company also entered into an executive security agreement with Mr. Wolf which provided him with certain benefits if he was terminated following a change in control; however, this agreement expired on March 31, 2010. For more information, see “Change in Control Agreements.”

Shawn M. Donovan

On May 19, 2008, Mr. Donovan joined Acxiom as its Senior Vice President of Global Sales. The terms of Mr. Donovan’s employment were set forth in an offer letter dated April 21, 2008 and in an acceptance letter dated May 19, 2008. According to the terms of his offer, Mr. Donovan is eligible to receive an annual target cash bonus in an amount equal to 65% of his base pay, provided the Company meets the target attainment levels required under the Cash Incentive Plan. Finally, in the offer letter, the Company also agreed to a 12-month severance arrangement pursuant to which Mr. Donovan is entitled to a lump sum of 12 months’ base salary in the event his employment is terminated involuntarily and without cause. Mr. Donovan does not have a change in control agreement with the Company.

Change in Control Agreements

Since 2001, the Company had provided change in control agreements to its executives as part of their compensation packages. Following the termination in 2007 of a proposed merger agreement with Silver Lake Partners and ValueAct Capital, the compensation committee re-evaluated the executive security agreements and on February 12, 2008 approved a plan for phasing out the executive security agreements over a two-year period, including those held by Messrs. Wolf and Jones. In order to implement this phase-out, the existing executive security agreements were amended effective April 8, 2008. Per the terms of the revised agreements, the phase-out was completed on March 31, 2010 when the executive security agreements expired, including the agreements with Messrs. Wolf and Jones. Currently, of the NEOs, only Messrs. Meyer and Adams have change in control protections which are provided in their respective employment agreements.

Messrs. Meyer’s and Adams’ Change in Control Arrangements

The Company currently has change in control arrangements with Messrs. Meyer and Adams as set forth in their respective employment agreements. Under the terms of these agreements, these NEOs will receive change in control payments if they are terminated without cause or resign for good reason (e.g. a demotion, reduction in salary, relocation or significant change in responsibilities) within 24 months of a change in control. For purposes of these agreements a “change in control” includes any of the following events: (i) the individuals who made up the Board of Directors cease to constitute a majority of the board (unless the new nominees were approved by a majority of existing directors or nominated by the board in a definitive proxy statement); (ii) completion of a reorganization, merger, consolidation, statutory share exchange or similar transaction where the stockholders of Acxiom before the transaction own less than 50% of the combined voting power of the surviving corporation; (iii) approval by the stockholders of a complete liquidation or dissolution of the Company; (iv) any person or persons acting together become a beneficial owner of 20% of more of Acxiom’s outstanding voting securities; or (v) a sale of all or substantially all of the assets of the Company.

The amount payable under such arrangements in the event of a change in control would be (i) all base salary and benefits; (ii) any earned but unpaid cash bonuses; (iii) an amount equal to 200% of their then-current base salary; (iv) a pro-rated amount equal to 200% of their then-current target cash bonus; and (v) any other unpaid benefits to which they are entitled under any plan, policy or program of the Company. In addition, all equity incentive awards which are outstanding but unvested will vest. Payments are to be made in a lump sum within 10 days following termination of employment. See below under “Payments Made Upon Termination Following a Change in Control” for the amounts Messrs. Meyer and Adams would have been entitled to receive upon a hypothetical termination or change in control on March 31, 2010.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally prevents public corporations from deducting as a business expense that portion of compensation paid to “covered employees” that exceeds $1,000,000 unless it qualifies for an exception, such as “performance-based compensation,” under Section 162(m). The term “covered employees” refers to the CEO and the next three highest compensated officers (other than the CFO) employed on the last day of the fiscal year and whose compensation is required to be reported in the Summary Compensation Table of the proxy statement. The goal of the compensation committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the compensation committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the compensation committee will not necessarily limit executive compensation to the amount deductible under Section 162(m).

Beginning on April 1, 2006, the Company began accounting for equity-based awards included in its long-term incentive program in accordance with the requirements of FASB Accounting Standards Codification 718 (“ASC 718”). The accounting treatment under ASC 718 for an award is taken into consideration in the granting of long-term incentive awards.

COMPENSATION COMMITTEE REPORT

In connection with its function to oversee Acxiom’s executive compensation program, the compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of the proxy statement with management.  Based on its review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2010 (incorporated by reference) and in this proxy statement on Schedule 14A, each for filing with the SEC.

                                   Compensation Committee

                                   R. Halsey Wise, Chairman
                                   William T. Dillard II
                                   Mary L. Good
                                   Jerry D. Gramaglia
                                   William J. Henderson
                                   Kevin M. Twomey

COMPENSATION COMMITTEE INTERLOCKS
 AND INSIDER PARTICIPATION

No member of the compensation committee serving during fiscal year 2010 had any relationship requiring disclosure under the section entitled “Related-Party Transactions” in this proxy statement.  During fiscal year 2010, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our compensation committee.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned in fiscal year 2010 and, as applicable, in fiscal 2009 and 2008 by our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers who were serving as executive officers on March 31, 2010. These individuals are referred to collectively as the “NEOs.”

Name and Principal Position	Year	Salary1	Bonus	Stock Awards3	Option Awards4	Non-equity Incentive Plan Compensation6	All Other Compensation7	Total
John A. Meyer, CEO & President	2010	$647,500	–	$3,150,600	$1,012,000	–	$33,039	$4,843,139
	2009	$700,000	–	$2,536,9505	–	$676,900	$49,511	$3,963,361
	2008	$114,423	$700,0002	$1,227,0505	$1,455,4505	–	$5,875	$3,502,798
John A. Adams, Chief Operating Office & Executive Vice President	2010	$462,500	_	$952,300	$308,200	_	$1,568	$1,724,568
	2009	$441,346	_	$1,044,0405	$882,0005	$362,625	–	$2,730,011
Christopher W. Wolf, CFO & Executive Vice President	2010	$377,500	_	$685,300	$220,800	_	$8,099	$1,291,699
	2009	$400,000	_	$671,2765	$441,0005	$251,420	$14,424	$1,778,120
	2008	$344,102	$50,000	$1,385,5005	$1,688,6855	–	$62,036	$3,530,323
Jerry C. Jones, Chief Legal Officer & Senior Vice President	2010	$358,625	–	$293,700	$92,000	–	$11,469	$755,794
	2009	$380,000	_	$381,0085	$154,7825	$238,849	$9,396	$1,164,035
	2008	$380,000	$50,000	_	$161,7645	–	$11,702	$603,466
Shawn M. Donovan, Senior Vice President-Global Sales	2010	$330,312	–	$373,800	$119,600	$86,605	$6,738	$917,055
	2009	$305,128	$50,000	$548,1005	$330,7505	$177,340	–	$1,411,318
________________________
1
The Salary amount for fiscal year 2010 reflects a reduction in base pay for all NEOs including the CEO effective July 1, 2009.  Messrs. Meyer and Adams both voluntarily reduced their base salaries by 10%. Reduction amounts for the other NEOs were based on objective salary thresholds.  This reduction in salary was required of all US associates meeting program qualifications.  Using these thresholds, Messrs. Wolf’s, Jones’ and Donovan’s salaries were reduced by 7.5%.

2
Mr. Meyer received a cash signing bonus of $700,000 upon joining the Company as an inducement to enter into his employment agreement and to replace benefits lost by Mr. Meyer in connection with his job change.

3
These amounts reflect the grant date fair value of awards in fiscal years 2010, 2009 and 2008.  For RSUs and performance units, the fair value at the date of grant was determined by reference to quoted market prices for the shares.  These amounts reflect how the Company values these awards at the date of grant, and they do not reflect the actual value an individual may potentially realize from the awards, nor do they reflect the expense recognized by the Company during the fiscal year.  For fiscal years 2010 and 2009, the Stock Awards column includes the total of the value of restricted stock grants and performance unit grants.  For fiscal 2010, all of the NEOs’ performance units were forfeited because the applicable performance targets were not achieved; the values of the forfeited performance units for fiscal 2010 included above are as follows: Mr. Meyer - $2,100,400; Mr. Adams - $631,900; Mr. Wolf - $453,900; Mr. Jones - $195,800; and Mr. Donovan - $249,200.  In fiscal year 2008, no performance units were granted, so the total value in the Stock Awards column is attributable to restricted stock only.

4
These amounts reflect the grant date fair value of awards in fiscal years 2010, 2009 and 2008.  The fair value of stock options granted during fiscal 2008 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 1.7%; risk-free interest rate of 4.3%; expected option life of 5.8 years; and expected volatility of 26%.  The fair value of stock options granted during fiscal 2009 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 1.6%; risk-free interest rate of 3.9%; expected option life of 5.6 years; and expected volatility of 37%.   The fair value of stock options granted during fiscal year 2010 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.5%; expected option life of 5.4 years; and expected volatility of 54%.  These amounts reflect how the Company values these awards at the date of grant, and they do not reflect the actual value an individual may potentially realize from the awards, nor do they reflect the expense recognized by the Company during the fiscal year.

5	These amounts are restated from the amounts shown in prior proxy statements using grant date value rather than expensed cost in accordance with SEC rules effective for 2010.

6	These amounts were paid pursuant to the Cash Incentive Plan. For more information regarding how these amounts were determined, see the subsection entitled “Cash Incentives” on page 25.

7	All other compensation for fiscal year 2010 consists of the following:

	Mobile Phone Allowance	Temporary Living and Moving Expense	401(k) and SERP Matching Contributions	Total
John A. Meyer	$1,568	$5,974	$25,497	$33,039
John A. Adams	$1,568	_	–	$1,568
Christopher W. Wolf	$2,408	_	$5,691	$8,099
Jerry C. Jones	$2,432	_	$9,037	$11,469
Shawn M. Donovan	$1,568	–	$5,170	$6,738

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to the NEOs during fiscal year 2010.
Name	Grant Date
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards2 ($)
		Target ($)	Maximum1 ($)	Target (#)	Maximum1 (#)
John A. Meyer	04/01/09 06/29/09 06/29/09	$630,000	$1,260,000	236,000	472,000	118,000	220,000	$8.90	$2,100,400 $2,062,200
John A. Adams	04/01/09 06/29/09 06/29/09	$337,500	$675,000	71,000	142,000	36,000	67,000	$8.90	$631,900 $628,600
Christopher W. Wolf	04/01/09 06/29/09 06/29/09	$277,500	$555,000	51,000	102,000	26,000	48,000	$8.90	$453,900 $452,200
Jerry C. Jones	04/01/09 06/29/09 06/29/09	$228,475	$456,950	22,000	44,000	11,000	20,000	$8.90	$195,800 $189,900
Shawn M. Donovan	04/01/09 06/29/09 06/29/09	$210,438	$420,876	28,000	56,000	14,000	26,000	$8.90	$249,200 $244,200
_______________________
1	Maximum award is 200% of target award.

2
The fair value of stock options granted during fiscal year 2010 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.5; expected option life of 5.4 years; and expected volatility of 54%.  For RSUs and performance units, the fair value at the date of grant was determined by reference to quoted market prices for the shares.  These values are then expensed over the vesting period.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE

The Company has entered into employment agreements with Messrs. Meyer and Adams.  The compensation earned by, and equity awards granted to, Messrs. Meyer and Adams in fiscal year 2010 and reported in the Summary Compensation Table and Grants of Plan Based Awards Table are consistent with the terms of their respective employment agreements except that Messrs. Meyer and Adams both agreed to a ten percent (10%) reduction in base pay effective July 1, 2009 consistent with salary reductions occurring across the Company.  For a description of the terms of these employment agreements, see “Employment Agreements” beginning on page 28.

During fiscal year 2010, the Company neither repriced nor materially modified the terms of any outstanding equity awards.

Stock options and RSUs granted in fiscal year 2010 vest over a four-year period in equal increments.  The exercise price of all stock options granted in fiscal year 2010 is the fair market value of Company common stock on the grant date.  Performance units are earned based upon attainment of the targets under the Cash Incentive Plan.  Earned performance units vest on May 26, 2012.

                           OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the equity awards that we have made to our NEOs that were outstanding as of March 31, 2010.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Award: Number of Unearned Shares, Units or Other Rights That Have Not Vested2 (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)	Number of Shares or Units of Stock That Have Not Vested4 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)
		Number of Securities Underlying Unexercised Options (#)
		Exercisable	Unexercis-able1
Jo John A. Meyer	02/07/2008 06/29/2009	232,500	232,500 220,000	$11.19 $8.90	02/07/2018 06/29/2019	02/07/2008 05/22/20085 06/29/2009	236,000	$4,233,840	57,500 188,565 118,000	$1,031,550 $3,382,856 $2,116,920
Jo John A. Adams	05/22/2008 06/29/2009	50,000	150,000 67,000	$13.70 $8.90	05/22/2018 06/29/2019	05/22/20085 05/22/2008 06/29/2009	71,000	$1,273,740	51,251 20,250 36,000	$919,443 $363,285 $645,840
C Christopher W. Wolf	05/24/2007 10/04/2007 05/22/2008 06/29/2009	75,000 75,000 25,000	75,000 75,000 75,000 48,000	$27.71 $15.66 $13.70 $8.90	05/24/2017 10/04/2017 05/22/2018 06/29/2019	05/24/2007 05/27/20085 05/27/2008 06/29/2009	51,000	$914,940	25,000 32,175 12,477 26,000	$448,500 $577,220 $223,837 $466,440
J Jerry C. Jones	03/16/1999 03/16/1999 03/16/1999 05/26/1999 05/26/1999 05/26/1999 10/13/1999 08/09/2000 04/02/2001 04/11/2001 10/02/2001 08/07/2002 08/07/2002 08/07/2002 10/04/2007 05/22/2008 06/29/2009	70,940 12,181 13,880 24,981 13,700 14,925 33,022 27,697 1,942 6,686 23,975 37,226 19,427 20,193 20,000 8,774	20,000 26,324 20,000	$25.98 $38.98 $51.97 $26.08 $32.60 $39.12 $17.93 $23.44 $11.50 $13.33 $11.14 $16.35 $20.44 $24.53 $15.66 $13.70 $8.90	03/16/2014 03/16/2014 03/16/2014 05/26/2014 05/26/2014 05/26/2014 10/13/2014 08/09/2015 04/02/2016 04/11/2016 10/02/2016 08/07/2017 08/07/2017 08/07/2017 10/04/2017 05/22/2018 06/29/2019	11/01/2006 05/22/20085 05/22/2008 06/29/2009	22,000	$394,680	3,750 18,822 7,299 11,000	$67,275 $337,667 $130,944 $197,340
S Shawn M. Donovan	05/22/2008 06/29/2009	18,750	56,250 26,000	$13.70 $8.90	05/22/2018 06/29/2019	05/22/20085 05/22/2008 06/29/2009	28,000	$502,320	27,076 10,500 14,000	$485,743 $188,370 $251,160
________________________
1
The vesting schedule for the non-qualified stock options granted prior to fiscal 2008 is 20% beginning on the second anniversary of the date of grant and 20% annually thereafter through the sixth anniversary of the date of grant. The vesting schedule for non-qualified stock options granted during and after fiscal 2008 is 25% per year beginning on the first anniversary of the date of grant.

2
Performance units in this column are contingent upon the level of attainment of performance targets, as described above under “Long-Term Incentives” on page 26. To the extent performance targets were attained, these performance units cliff vest on May 26, 2012.

3	This value was determined by multiplying the number of unvested shares or units by the closing price of the Company’s common stock on March 31, 2010, which was $17.94.

4
Unless otherwise specified herein, all entries in this column represent awards of restricted stock that vest over a four-year period in equal increments beginning on the first anniversary of the date of grant.

5
This grant represents a performance unit converted to restricted stock upon attainment of 96.7% of the performance target for fiscal 2009.  This restricted stock cliff vests three years following the date of unit grant.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2010

The following table sets forth information about the value realized by the NEOs on stock awards vesting during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting1 ($)
John A. Meyer	–	–	28,750	$449,938
John A. Adams	–	–	6,750	$68,175
Christopher W. Wolf	–	–	16,659	$173,503
Jerry C. Jones	–	–	6,183	$67,736
Shawn M. Donovan	–	–	3,500	$35,350
________________________
1
This value was determined by multiplying the number of shares acquired on vesting by the closing price of the Company’s common stock on the date of vesting or the next business day for vesting days that fell on a weekend or holiday.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a nonqualified supplemental executive retirement plan (the “SERP”).  The SERP is designed to mirror the Company’s 401(k) Plan.  As permitted under Department of Labor and Internal Revenue Service regulations, the purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of some of the limits that apply to the 401(k) Plan and to receive a matching contribution with respect to compensation that exceeds the qualified plan limits.  The following table contains information on the SERP.

Name	Executive Contributions in Last FY1	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE4
John A. Meyer	$230,825	$22,872	$98,286	–	$392,373
John A. Adams	–	–	–	–	–
Christopher W. Wolf	$21,725	$1,161	$31,727	–	$104,572
Jerry C. Jones	$14,331	$4,537	$21,602	–	$64,307
Shawn M. Donovan	$12,469	$1,123	$5,789	–	$24,261
______________________
1	The amounts reported in this column are included in the “Salary” column of the Summary Compensation Table.

2	The amounts reported in this column are included in the “All Other Compensation” column of the Summary Compensation Table.

3	None of the earnings reported in this column are above-market earnings. None of the amounts in this column are reflected in the Summary Compensation Table.

4
The following amounts were reported in the prior year’s Nonqualified Deferred Compensation Table for fiscal 2009:  Mr. Meyer - $40,390; Mr. Wolf - $49,959; Mr. Jones - $23,837; Mr. Donovan - $4,880.  Mr. Adams did not participate in the SERP in fiscal 2009.  In fiscal 2008, the Nonqualified Deferred Compensation Table reported contributions as follows: Mr. Wolf - $21,184; Mr. Jones - $35,642.  Mr. Meyer did not participate and Messrs. Donovan and Adams did not join the Company until fiscal 2009.

From the period of April 1, 2009 until June 30, 2009 under both the SERP and the 401(k) Plan, the Company matched at a rate of $.50 on the dollar on the participant’s combined contributions up to the first 6% of the participant’s compensation.  The matching contribution is comprised of shares of the Company’s stock for the 401(k) and SERP contributions in excess of $245,000.  For SERP contributions of less than $245,000, the Company match is in cash.  The matching contribution is vested at 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested.  Vesting is accelerated in the event of death, disability or retirement.  Beginning on July 1, 2009 until the end of fiscal year 2010, the SERP and 401(k) Company match was suspended for all participants.

The investment choices under the SERP are similar to those provided under the 401(k) Plan.  A participant’s deferrals are deemed to be invested in those funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds.  The participant does not actually own any share of the investments.

Prior to deferring compensation, participants must elect the time and manner of their account payouts.  For amounts earned and vested prior to January 1, 2005, participants may elect to have their accounts paid after termination because of financial hardship or pursuant to an in-service distribution.  If a participant requests an in-service distribution, the participant must forfeit 10% of the distribution.  For amounts earned and vested on and after January 1, 2005, participants may elect to have their accounts paid after termination because of financial hardship or at a time specified in advance by the participant.  Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity.  Under limited circumstances, participants may change the time and manner of their account payouts. A participant may elect to have matching contribution amounts that are credited to the participant’s account in the form of stock distributed in the form of stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables and narrative below reflect the amount of compensation payable to each of the NEOs in the event of termination of the executive’s employment under the various circumstances described below. The amounts shown assume that the termination was effective as of March 31, 2010 and includes amounts earned through that time.  These are only estimates of the amounts which would be paid to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which an NEO’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. These amounts include:

•	base salary earned through the date of termination; and/or

•	amounts accrued and vested through the Company’s Retirement Savings Plan and Supplemental Executive Retirement Plan.

Payments under Mr. Meyer’s Employment Agreement.  If Mr. Meyer’s employment is terminated by the Company without cause or if Mr. Meyer resigns for good reason, subject to the Company receiving a general release of claims from him, Mr. Meyer will be entitled to receive in a lump sum payment within 10 days of his termination date (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 200% of his then-current Base Salary, as defined in the agreement, (iv) an amount equal to 200% of his then-current target cash bonus, prorated based on the portion of the applicable contract year that he worked for the Company before the date of termination, and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

If Mr. Meyer resigns within 90 days following the failure of the Company to renew the term of his employment agreement, Mr. Meyer will be entitled to receive in a lump sum payment within 10 days of his termination date (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 100% of his then-current base salary, (iv) an amount equal to 100% of his then-current target cash bonus, prorated based on the portion of the applicable contract year that he worked for the Company before the date of termination, and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

Definitions of the terms “cause” and “good reason” as defined in Mr. Meyer’s employment agreement are set forth in the section entitled “Employment Arrangements – John Meyer” beginning on page 28.

Payments under Mr. Adams’ Employment Agreement.  If Mr. Adams’ employment is terminated by the Company without cause, if Mr. Adams resigns for good reason, or if Mr. Adams resigns within 90 days following the failure of the Company to renew the term of his employment agreement, in each case subject to the Company receiving a general release of claims from Mr. Adams, he will be entitled to receive a lump sum payment within 10 days of his termination date (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 100% of his then-current Base Salary, as defined in the agreement, (iv) an amount equal to 100% of his then-current target cash bonus, and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

Definitions of the terms “cause” and “good reason” as defined in Mr. Adams’ employment agreement are set forth in the section entitled “Employment Arrangements – John Adams” beginning on page 29.

Payments under Mr. Wolf’s Offer Letter.  In the event of an involuntary, no cause termination outside of a change of control, Mr. Wolf will be paid at the time of his termination twelve months base pay, the equivalent of the cost of 24 months of COBRA coverage and any earned bonus as defined in the applicable bonus plan terms and conditions for the year in which the termination occurs.

Payments under Mr. Donovan’s Offer Letter.  In the event of an involuntary, without cause termination, Mr. Donovan is entitled to the payment of twelve months of his base salary.

Payments Made Upon Retirement

In the event of retirement, an NEO will receive earned but unpaid base compensation through the termination date and the amounts accrued and vested to which he or she is otherwise entitled under a plan, program or policy of the Company.  Additionally, the Company may, in its discretion, pay the retiring NEO a prorated payout under the Cash Incentive Plan based on the actual employment period and attainment against targets during that period.

Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” (under the first two general bullets) and “Payments Made Upon Retirement” above, the NEO will receive benefits under the Company’s life insurance plan or disability plan, as applicable.  Also, upon death, all unvested options and RSUs will immediately vest, and six months following commencement of long term disability payments, all unvested options and RSUs will vest.

In addition, with respect to Messrs. Meyer and Adams, their respective employment agreements provide that in the event of termination as a result of death or disability, they or their respective estates will be entitled to receive (i) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, and (ii) the amount of any target cash bonus to which they would otherwise have been entitled to for the contract year in which the date of termination occurs, prorated based on the applicable contract year they worked for the Company before the date of termination.  The prorated cash bonus will be paid at the same time bonuses are paid to other executives of the Company.

Payments Made Upon Termination Following a Change in Control

Payments under Messrs. Meyer’s and Adams’ Employment Agreements.  Under the terms of Messrs. Meyer’s and Adams’ employment agreements, if they are terminated from employment by the Company without cause within 24 months following a change in control, or if they resign for good reason within 24 months following a change in control, subject to the Company receiving a general release of claims from them, they will be entitled to receive in a lump sum payment within 10 days of their termination dates (i) all base salary and benefits payable to them through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 200% of their then-current base salaries, (iv) an amount equal to 200% of their then-current target cash bonuses, and (v) any other unpaid benefits to which they are entitled under any plan, policy or program of the Company applicable to them as of the date of termination.  In addition, all equity incentive awards which are then outstanding, to the extent not then vested, will vest.  Definitions of the terms “cause,” “good reason” and “change in control” as defined in Messrs. Meyer’s and Adams’ employment agreements are set forth in the section entitled “Employment Arrangements” beginning on page 28 and “Change in Control Agreements” beginning on page 30.

Payments under Executive Security Agreements.  Until March 31, 2010, the Company was a party to executive security agreements with Messrs. Wolf and Jones.  Those agreements automatically terminated on March 31, 2010. Under these agreements, payments would have been triggered if Mr. Wolf or Mr. Jones were terminated by the Company or a successor (other than for cause, death or disability) or if they resigned for good reason, e.g., a demotion, reduction in salary, relocation, or significant change in responsibilities, within a two-year period following a change in control that occurred during fiscal year 2010 or if they resigned for good reason following commencement of discussions with a third party that ultimately resulted in a change of control if the reason for the resignation was as a result of the discussions with a third party.  The amount payable under these agreements was one times annualized includible compensation, as defined by Section 280G of the Internal Revenue Code, if termination of employment occurred in the first year after a change in control and .5 times annualized includible compensation if termination of employment occurred between one and two years after a change in control. Payments were to be made in a lump sum within 10 days following termination of employment. Messrs. Wolf and Jones were also entitled to reimbursement of any excise taxes on the change in control payments that were triggered under Section 280G of the Internal Revenue Code, plus a tax “gross up” payment to offset any income or excise taxes on the reimbursement.

Accelerated Vesting upon a Change in Control.  Under the Company’s 2000 Associate Stock Option Plan, its 2005 Plan and its Inducement Plan, the Board of Directors has the authority to accelerate vesting of outstanding stock options and/or RSUs in the event of a change in control regardless of whether an employee’s employment is terminated in connection with that change in control. In addition, performance awards may be prorated and any deferral or other restriction may lapse, and the performance awards may be immediately settled or distributed.

John A. Meyer

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2010 for John A. Meyer, Acxiom’s Chief Executive Officer and President.

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Termination for Cause or without Good Reason	Change in Control with No Termination	Termination without Cause or for Good Reason within 24 months of a Change in Control	Death or Disability
Severance	–	–	$2,800,000	–	–	$2,800,000	–
Leadership Cash Incentive Plan	–	–1	–1	–	–	–	–2
Supplemental Executive Retirement Plan	$345,9803	$345,9803	$345,9803	$345,9803	–4	$345,9803	$392,3733
Stock Options (unvested and accelerated)	–	–	–	–	–5	$3,558,1756	$3,558,1757
Restricted Stock Units	–	–	–	–	–5	$6,531,3268	$6,531,3267
Section 280G Excise Tax “Gross Up”	–	–	–	–	–	$1,755,031	–
Total:	$345,980	$345,980	$3,145,980	$345,980	–	$14,990,512	$10,481,874
________________________
1
The terms and conditions of the Cash Incentive Plan provide that in the event of retirement, layoff by the Company, death or disability, leaders or their beneficiaries may, at the Company’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period.  However, Mr. Meyer did not qualify for a cash incentive payment in fiscal year 2010.

2
The terms of Mr. Meyer’s employment agreement require payment of any target cash bonus that Mr. Meyer would have been entitled to but for the death or disability, prorated based on the portion of the applicable year that Mr. Meyer worked.  Mr. Meyer did not qualify for a cash incentive payment in fiscal year 2010.

3
This amount consists of Mr. Meyer’s voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2010 under the SERP.  As is the case with the 401(k) Plan, the Company has historically matched contributions at a rate of $.50 on the dollar on the participant’s combined contributions to the 401(k) Plan and the SERP that do not exceed 6% of the participant’s compensation, though the contribution match was temporarily suspended on July 1, 2009.  Any unvested matching contributions would be forfeited upon termination except in the case of death or disability, at which time any unvested match will automatically vest.

4
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

5	The terms and conditions of various Company equity plans permit but do not require the Board of Directors to automatically vest certain options and RSUs in the event of a change of control.

6
Pursuant to Mr. Meyer’s employment agreement, upon his termination without cause or resignation for good reason within 24 months of a change of control, any unvested stock options would vest.  This value is determined using the closing stock price on March 31, 2010.  The final amount is determined by subtracting the strike price from the stock price and multiplying this difference by the number of unvested options in the grant.

7
Six months after long-term disability payments commence, all unvested stock and RSUs vest.  Upon death, any unvested stock options and RSUs would immediately vest.  The stock option value is determined by subtracting the strike price from the stock’s closing price on March 31, 2010 and multiplying this difference by the number of unvested options in the grant.  The RSU value is determined by multiplying the number of RSUs with accelerated vesting times the closing stock price on March 31, 2010.

8
Pursuant to Mr. Meyer’s employment agreement, upon his termination without cause or his resignation for good reason within 24 months of a change of control, any unvested RSUs would vest.  This value is determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2010.

John A. Adams

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2010 for John A. Adams, Acxiom’s Chief Operating Officer and Executive Vice President.

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Termination for Cause or without Good Reason	Change in Control with No Termination	Termination Without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	$875,000	–	–	$1,750,000	–
Leadership Cash Incentive Plan	–	–1	–1	–	–	–	–2
Supplemental Executive Retirement Plan	–	–	–	–	–	–	–
Stock Options (unvested and accelerated)	–	–	–	–	–3	$1,241,6804	$1,241,6805
Restricted Stock Units	–	–	–	–	–3	$1,928,5686	$1,928,5685
Section 280G Excise Tax “Gross Up”	–	–	–	–	–	$880,996	–
Total:	–	–	$875,000	–	–	$5,801,244	$3,170,248
________________________
1
The terms and conditions of the Cash Incentive Plan provide that in the event of retirement, layoff by the Company, death or disability, leaders or their beneficiaries may, at the Company’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period.  However, Mr. Adams did not qualify for a cash incentive payment for fiscal year 2010.

2
The terms of Mr. Adams’ employment agreement require payment of any target cash bonus that Mr. Adams would have been entitled to but for the death or disability, prorated based on the portion of the applicable year that Mr. Adams worked.   Mr. Adams did not qualify for a cash incentive payment for fiscal year 2010.

3	The terms and conditions of various Company equity plans permit the Board of Directors to automatically vest certain options and RSUs in the event of a change of control.

4
Pursuant to Mr. Adams’ employment agreement, upon his termination without cause or resignation for good reason within 24 months of a change of control, any unvested stock options would vest.  This value is determined using the closing stock price on March 31, 2010.  The final amount is determined by subtracting the strike price from the stock price and multiplying this difference by the number of unvested options in the grant.

5
Six months after long-term disability payments commence, all unvested stock and RSUs vest.  Upon death, any unvested stock options and RSUs would immediately vest.  The stock option value is determined by subtracting the strike price from the stock’s closing price on March 31, 2010 and multiplying this difference by the number of unvested options in the grant.  The RSU value is determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2010.

6
Pursuant to Mr. Adams’ employment agreement, upon his termination without cause or resignation for good reason within 24 months of a change of control, any unvested RSUs would vest.  This value is determined by multiplying the number of RSUs with accelerated vesting times the closing stock price on March 31, 2010.

Christopher W. Wolf

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2010 for Christopher W. Wolf, Chief Financial Officer and Executive Vice President.

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination	Termination Without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	$394,4801	–	–	$589,0432	–
Leadership Cash Incentive Plan	–	–3	–3	–	–	–	–3
Supplemental Executive Retirement Plan	$91,9384	$91,9384	$91,9384	$91,9384	–5	$91,9384	$104,5714
Stock Options (unvested and accelerated)	–	–	–	–	–6	–	$922,0207
Restricted Stock Units	–	–	–	–	–6	–	$1,715,9977
Section 280G Excise Tax “Gross Up”	–	–	–	–	–	–	–
Total	$91,938	$91,938	$486,418	$91,938	–	$680,981	$2,742,588
________________________
1
Pursuant to the terms of Mr. Wolf’s offer letter, if his employment with the Company is terminated outside a change of control due to no cause of his own, Mr. Wolf is entitled to 12 months base pay ($370,000 on March 31, 2010), the equivalent of 24 months of COBRA coverage ($24,480 on March 31, 2010) paid in a lump sum, and any earned but unpaid bonuses less applicable taxes and withholdings.

2
Mr. Wolf would have been entitled to this payment under his Executive Security Agreement with the Company if his employment had been terminated other than for cause, death or disability on March 31, 2010 contemporaneously with a change in control.  This agreement expired on March 31, 2010 and is no longer in effect.

3
The terms and conditions of the Cash Incentive Plan provide that in the event of retirement, layoff by the Company, death or disability, leaders or their beneficiaries may, at the Company’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period. However, Mr. Wolf did not qualify for a cash incentive payment fiscal year 2010.

4
This amount consists of Mr. Wolf’s voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2010 under the SERP.  As is the case with the 401(k) Plan, the Company has historically matched contributions at a rate of $.50 on the dollar on the participant’s combined contributions to the 401(k) Plan and the SERP that do not exceed 6% of the participant’s compensation, though the contribution match was temporarily suspended on July 1, 2009.  Any unvested matching contributions would be forfeited upon termination except in the case of death or disability, at which time any unvested match will automatically vest.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	The terms and conditions of various Company equity plans permit the Board of Directors to automatically vest certain options and RSUs in the event of a change of control.

7
Six months after long-term disability payments commence, all unvested stock and RSUs vest.  Upon death, any unvested stock options and RSUs would immediately vest.  The stock option value is determined by subtracting the strike price from the stock’s closing price on March 31, 2010 and multiplying this difference by the number of unvested options in the grant.  The RSU value is determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2010.

Jerry C. Jones

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2010 for Jerry C. Jones, Chief Legal Officer and Senior Vice President.

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination	Termination without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	–	–	–	$499,6061	–
Leadership Cash Incentive Plan	–	–2	–2	–	–	–	–2
Supplemental Executive Retirement Plan	$64,3073	$64,3073	$64,3073	$64,3073	–4	$64,3073	$64,3073
Stock Options (unvested and accelerated)	–	–	–	–	–5	–	$338,0146
Restricted Stock Units	–	–	–	–	–5	–	$733,2266
Section 280G Excise Tax “Gross Up”	–	–	–	–	–	–	–
Total	$64,307	$64,307	$64,307	$64,307	–	$563,913	$1,135,547
__   ______________________
1
Mr. Jones would have been entitled to this payment under his Executive Security Agreement with the Company if his employment had been terminated other than for cause, death or disability on March 31, 2010 contemporaneously with a change in control.  This agreement expired on March 31, 2010 and is no longer in effect.

2
The terms and conditions of the Cash Incentive Plan provide that in the event of retirement, layoff by the Company, death or disability, leaders or their beneficiaries may, at the Company’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period. However, Mr. Jones did not qualify for a cash incentive payment for fiscal year 2010.

3
This amount consists of Mr. Jones’ voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2010 under the SERP.  As is the case with the 401(k) Plan, the Company has historically matched contributions at a rate of $.50 on the dollar on the participant’s combined contributions to the 401(k) Plan and the SERP that do not exceed 6% of the participant’s compensation, though the contribution match was temporarily suspended on July 1, 2009.  Any unvested matching contributions would be forfeited upon termination except in the case of death or disability, at which time any unvested match will automatically vest.

4
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

5	The terms and conditions of various Company equity plans permit the Board of Directors to automatically vest certain options and RSUs in the event of a change of control.

6
Six months after long-term disability payments commence, all unvested stock and RSUs vest.  Upon death, any unvested stock options and RSUs would immediately vest.  The stock option value is determined by subtracting the strike price from the stock’s closing price on March 31, 2010 and multiplying this difference by the number of unvested options in the grant.  The RSU value is determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2010.

Shawn M. Donovan

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2010 for Shawn M. Donovan, Senior Vice President - Global Sales.

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination	Termination without Cause following a Change in Control	Death or Disability
Severance	–	–	$323,7501	–	–	–	–
Leadership Cash Incentive Plan	–	–2	–2	–	–	–	–2
Supplemental Executive Retirement Plan	$21,1363	$21,1363	$21,1363	$21,1363	–4	$21,1363	$24,2613
Stock Options (unvested and accelerated)	–	–	–	–	–5	–	$473,5406
Restricted Stock Units3	–	–	–	–	–5	–	$925,2736
Total	$21,136	$21,136	$344,886	$21,136	–	$21,136	$1,423,074
________________________
1	The terms and conditions of Mr. Donovan’s offer letter provide that if his employment is terminated without cause, he will be entitled to receive a lump sum payment equal to 12 months base salary.

2
The terms and conditions of the Cash Incentive Plan provide that in the event of retirement, layoff by the Company, death or disability, leaders or their beneficiaries may, at the Company’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period. If the decision were made to make such a payment to Mr. Donovan, he or his beneficiaries would receive $86,605.

3
This amount consists of Mr. Donovan’s voluntary deferrals, earnings on vested investments and Company matching contributions as of March 31, 2010 under the SERP.  As is the case with the 401(k) Plan, the Company has historically matched contributions at a rate of $.50 on the dollar on the participant’s combined contributions to the 401(k) Plan and the SERP that do not exceed 6% of the participant’s compensation, though the contribution match was temporarily suspended on July 1, 2009.  Any unvested matching contributions would be forfeited upon termination except in the case of death or disability, at which time any unvested match will automatically vest.

4
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

5	The terms and conditions of various Company equity plans permit the Board of Directors to automatically vest certain options and RSUs in the event of a change of control.

6
Six months after long-term disability payments commence, all unvested stock and RSUs vest.  Upon death, any unvested stock options and RSUs would immediately vest.  The stock option value is determined by subtracting the strike price from the stock’s closing price on March 31, 2010 and multiplying this difference by the number of unvested options in the grant.  The RSU value is determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2010.

NON-EMPLOYEE DIRECTOR COMPENSATION

The governance/nominating committee of the Board of Directors reviews and makes a recommendation to the full board regarding the compensation to be paid to the non-employee directors each year.  In the past fiscal year, the base annual fee for non-employee directors was $80,000 with an additional $10,000 payable for each committee on which a director served.  The chairs of the audit/finance committee and the compensation committee were paid an additional $25,000 per year for their additional responsibilities.  The non-executive chairman of the board was issued stock valued at $100,000 in addition to his annual retainer of $80,000 plus $10,000 per committee.  The fees were payable in shares of Acxiom stock, cash or a combination of stock and cash, at each director’s election.  In August 2008 the board adopted the Acxiom Corporation Directors’ Deferred Compensation Plan under which stock (but not cash) fees may be deferred.

The following table shows the compensation paid in fiscal 2010 to the non-employee directors who were serving as directors at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William T. Dillard II	-	$90,000	$90,000
Michael J. Durham	$100,000	$100,000	$200,000
Dr. Mary L. Good	$45,000	$45,000	$90,000
Jerry D. Gramaglia	-	$90,000	$90,000
Ann Die Hasselmo	$100,000	-	$100,000
William J. Henderson	$100,000	-	$100,000
Clark M. Kokich	-	$90,000	$90,000
Thomas F. McLarty, III	$40,000	$40,000	$80,000
Stephen M. Patterson	$90,000	-	$90,000
Kevin M. Twomey	$75,000	$60,000	$135,000
R. Halsey Wise	-	$115,000	$115,000
______________________
1
The cash compensation and the stock awards were granted to the non-employee directors on September 1, 2009, and the number of shares granted to the  non-employee directors was determined based on the closing price per share on that date of $8.92.

Board of Directors’ Stock Ownership Guidelines

The following guidelines have been adopted by the Board of Directors with respect to stock ownership:

To further align the interests of non-employee directors with the interests of the Company’s stockholders, each non-employee director is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times the non-employee director's base annual retainer. Non-employee directors shall have five years from the date of election or appointment (or five years from April 10, 2007 for those directors who were in office at that time) to attain such ownership levels. The governance/nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.  For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan.

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the director’s acquisition date.

In the event a non-employee director’s base annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet these guidelines.

AUDIT/FINANCE COMMITTEE REPORT

This report provides information concerning the audit/finance committee of the Board of Directors.  The committee’s charter is available on the Company’s website at www.acxiom.com.  The audit/finance committee is comprised entirely of independent directors, as defined and required by applicable NASDAQ rules.  The current members are Mr. Twomey - Chairman, Dr. Hasselmo, Mr. Kokich and Mr. Patterson.

In connection with its function to oversee and monitor Acxiom’s financial reporting process, the audit/finance committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2010, as well as any material financial or non-financial arrangements of Acxiom which do not appear in the financial statements; (2) discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit/finance committee concerning independence  and (4) discussed with the independent accountant its independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

Based on the reviews and discussions referred to above, the audit/finance committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2010, be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2010 for filing with the SEC.

                                   Audit/Finance Committee

                                   Kevin M. Twomey, Chairman
                                   Ann Die Hasselmo
                                   Clark M. Kokich
                                   Stephen M. Patterson

RELATED-PARTY TRANSACTIONS

The governance/nominating committee of the Board of Directors has the responsibility of reviewing and approving any transaction required to be disclosed as a “related-party” transaction under SEC rules and regulations.  As provided in the charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. In the past fiscal year, there were no reportable related-party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom’s executive officers, directors, and the owners of more than 10 percent of our stock to file reports of ownership and changes in ownership with the SEC.  These reports are also filed with the National Association of Securities Dealers, Inc.  A copy of each report is furnished to Acxiom.  SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2010, we believe that all Section 16(a) filing requirements were met during the last fiscal year.

STOCKHOLDER PROPOSALS

It is currently anticipated that the 2011 Annual Meeting of Acxiom stockholders will be held on August 3, 2011.  Stockholders who intend to present proposals at the 2011 Annual Meeting and who wish to have those proposals included in Acxiom’s Proxy Statement for the 2011 Annual Meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 601 E. Third Street, Little Rock, Arkansas 72201 on or before February 22, 2011.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for Acxiom’s 2011 Annual Meeting.

In addition, under Acxiom’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2011 Annual Meeting, and who do not intend to have such proposal  included in the Company’s proxy statement and form of proxy relating to the 2011 meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Acxiom’s bylaws) is received by the Company’s Corporate Secretary at the address specified above not earlier than May 4, 2011, nor later than June 3, 2011, to be considered timely.  Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2011 Annual Meeting.

EXPENSES OF SOLICITATION

Acxiom will bear the expense of preparing and mailing the proxy statement and related materials.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties.  We have retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York  10017 to assist in the mailing and solicitation of proxies for fees which are expected not to exceed $15,000.

HOUSEHOLDING OF PROXY MATERIALS

If you and other Acxiom stockholders share a mailing address, you may have received a single copy of Acxiom’s notice of Internet availability of proxy materials and, if applicable, this proxy statement and the annual report.  This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.  Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it.  Each stockholder will continue to receive a separate proxy card or voting instruction form.

If you would like to receive an extra copy of the annual report or this proxy statement, we will send a copy to you by mail upon request to the corporate secretary, 601 East Third Street, Little Rock, Arkansas 72201, or by calling 1-501-342-1336.  Each document is also available in digital form for download or review in the “Investor Relations” section of our website at www.acxiom.com.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and provide your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.  If this option is not available to you, please contact your custodian bank or broker directly.  The revocation of a consent to householding will be effective 30 days following its receipt.  You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

OTHER MATTERS

The board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.  Discretionary authority to vote on other matters is included in the proxy.  The materials referred to in this proxy statement under the captions “Report of the Compensation Committee” and “Report of Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Catherine L. Hughes

Catherine L. Hughes
Corporate Governance Officer & Secretary

Little Rock, Arkansas
June 22, 2010

APPENDIX A

2010 EXECUTIVE CASH INCENTIVE PLAN
OF ACXIOM CORPORATION

1.           Purpose of the Plan.

The purpose of the 2010 Executive Cash Incentive Plan of Acxiom Corporation (the “Plan”) is to advance the interests of Acxiom Corporation (the “Company”) and its stockholders by providing incentives in the form of cash bonus awards to certain officers and other employees of the Company and its Subsidiaries.  The Plan is intended to enable the Company to attract and retain appropriate executive talent and to motivate such officers to manage and grow the Company’s business and to attain the performance goals articulated under the Plan.

2.           Definitions.

(a) “Award” means a cash award granted pursuant to the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(d) “Committee” means the Compensation Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(e) “Company” means Acxiom Corporation, a Delaware corporation, and its Subsidiaries.

(f) "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Code and the Regulations promulgated thereunder; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award under the Plan or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company or to the taxable year of the Company in which any applicable Award hereunder will be paid and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award hereunder will be paid.

(g) “Effective Date” means the date on which the Plan takes effect in accordance with Section 12 of the Plan.

(h) “Participant” means an employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(i) “Performance Period” means the Company’s fiscal year (or multiples thereof) or any portion thereof designated by the Committee as a Performance Period.

(j) “Plan” means this Acxiom Corporation 2011 Cash Incentive Plan.

(k) “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.           Administration.

(a)           General.  The Plan shall be administered by the Committee. The Committee shall have the authority to select the employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted, to determine the time when Awards will be made, the amount of any payments pursuant to such Awards and the Performance Period to which they relate, to determine any employment restrictions on actual receipt of payments pursuant to Awards, to establish performance objectives in respect of such Performance Periods and to determine whether such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes or obligations required by law to be withheld with respect to such payment.

(b)           Covered Officers.  Any discretion exercised under the Plan affecting any Award to a Covered Officer shall be subject in all events to Section 162(m) of the Code, unless the Committee makes a specific determination that such Award is not intended to comply with Section 162(m) of the Code.

4.           Eligibility and Participation.

The Committee shall determine the employees who shall be Participants for the Performance Period.  The designation of Participants shall be made individually or by groups or classifications of employees, as the Committee deems appropriate.

5.           Awards.

(a) Scope.  Each year the Committee will establish award opportunities and performance targets for Participants for the determination of potential awards hereunder.  Award opportunities shall be set as a percentage of base salary.  Following the close of a Performance Period, the Committee shall evaluate the Company’s actual performance against the performance targets to determine the actual bonus to be paid.

(b) Performance Goals.  Awards to Participants shall be based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For purposes of this Section 5, the formula on which performance targets are based with respect to Awards under this Plan shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

•	earnings before interest, taxes, depreciation and/or amortization;

•	operating income or profit;

•	operating efficiencies;

•	return on equity, assets, capital, capital employed, or investment;

•	after tax operating income;

•	net income;

•	earnings or book value per share;

•	cash flow(s);

•	total sales or revenues or sales or revenues per employee, including total value of contracts executed in a given time period;

•	production;

•	stock price or total stockholder return;

•	cost of capital or assets under management;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares of common stock outstanding, or to assets or net assets.  The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 5(b) to exclude any of the following events that occurs during a performance period:  (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (vi) the effect of adverse or delayed federal, state or local governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 5(d) below.

(c)           Maximum Award.  With respect to any Covered Officer, the maximum annual amount of an Award hereunder shall be $3,000,000.

(d)           Administration.  To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Awards to Covered Officers, no later than 90 days following the commencement of each Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the Performance Period, (2) establish the various targets and bonus amounts which may be earned for such Performance Period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such Performance Period. In determining the amount earned by a Participant for a given Performance Period, the Committee shall have the right to adjust the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period; provided, that with respect to any Covered Officer, the Committee may exercise the discretion described in this sentence only to reduce the amount otherwise payable to such Covered Officer.

(e)           Payment. The amount of the Award payable as determined by the Committee for the Performance Period shall be paid to the participant at such time as determined by the Committee in its sole discretion after the end of the Performance Period, but in all events by such time as is necessary for the payment to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the United States Treasury Regulations.  Award payments shall be made in cash.  Except as the Committee may otherwise determine in its sole and absolute discretion, termination of a Participant’s employment prior to the end of the Performance Period will result in the forfeiture of the award by the Participant, and no payments shall be made with respect thereto.

6.           Amendments or Termination.

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of any applicable law, rule or regulation.

7.           No Right to Employment or Awards.

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.  No person shall have any claim to be granted any award and there is no obligation for uniformity of treatment among Participants.  The terms and conditions of awards, if any, need not be the same with respect to each Participant.

8.           Offset of Awards.

The Committee, in its sole discretion, may reduce any amounts otherwise payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant, but only to the extent any such offset complies with the requirements of Section 409A of the Code and the guidance issued thereunder.

9.           Adjustments Upon Certain Events.

In the event of any material change in the business assets, liabilities or prospects of the Company, any division or any Subsidiary, the Committee in its sole discretion and without liability to any person may make such adjustment, if any, as it deems to be equitable as to any affected terms of outstanding Awards.

10.           Miscellaneous Provisions.

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case payment shall be made by such Subsidiary, as appropriate).  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or Subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

11.           Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

12.           Effectiveness of the Plan.

The Plan shall be effective as of the date of its adoption by the Committee, provided the Plan is subsequently approved by the Company’s stockholders.

(Side 1)
PROXY                                                                                                                                                                                                    PROXY
ACXIOM CORPORATION
This Proxy Is Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders
to be Held on August 2, 2010

The undersigned hereby appoints Catherine L. Hughes and Christopher W. Wolf as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 7, 2010, at the Annual Meeting of Stockholders to be held at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas at 11:00 a.m. CDT on August 2, 2010, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

  (Side 2)

☒	Please mark your votes as in this example.

1.	Election of directors

	Nominees:	FOR	AGAINST	ABSTAIN

	Jerry D. Gramaglia	☐	☐	☐

	Clark M. Kokich	☐	☐	☐

	Kevin M. Twomey	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2010 Executive Cash Incentive Plan of Acxiom Corporation	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of KPMG LLP as independent registered public accountant	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

4.	In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE	DATED :	, 2010

SIGNATURE	DATED :	, 2010

NOTE:
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.